CWABS Asset-Backed Certificates Trust 2007-6
Issuing Entity

Final Term Sheet

$966,000,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED MARCH 29, 2007

Distributions payable monthly beginning April 25, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:
Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$272,850,000	100.00000%	0.10417%	99.89583%	M-3	$15,500,000	100.00000%	0.66667%	99.33333%
2-A-1	$247,191,000	100.00000%	0.05208%	99.94792%	M-4	$14,500,000	100.00000%	1.04167%	98.95833%
2-A-2	$ 84,897,000	100.00000%	0.10417%	99.89583%	M-5	$14,500,000	100.00000%	1.25000%	98.75000%
2-A-3	$152,794,000	100.00000%	0.10417%	99.89583%	M-6	$10,000,000	100.00000%	1.66667%	98.33333%
2-A-4	$ 44,768,000	100.00000%	0.15625%	99.84375%	M-7	$12,000,000	93.38970%	2.08333%	91.30637%
M-1	$ 45,500,000	100.00000%	0.52083%	99.47917%	M-8	$9,500,000	83.35395%	3.33333%	80.02062%
M-2	$ 42,000,000	100.00000%	0.62500%	99.37500%	A-R	$100	(3)	(3)	(3)
_____________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $967,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-6, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of March 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about March 30, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) May 24, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance adjustable rate mortgage loans. Loan group 2 will consist of first lien adjustable rate mortgage loans, which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of March 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $976,808,340.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$330,980,939
Weighted Average Mortgage Rate	8.236%
Range of Mortgage Rates	5.125% to 15.875%
Average Current Principal Balance	$190,438
Range of Current Principal Balances	$30,434 to $552,000
Weighted Average Original Loan-to-Value Ratio	77.55%
Weighted Average Original Term to Maturity	404 months
Weighted Average Credit Bureau Risk Score	597 points
Weighted Average Remaining Term to Stated Maturity	404 months
Weighted Average Gross Margin	6.505%
Weighted Average Maximum Mortgage Rate	15.102%
Weighted Average Minimum Mortgage Rate	8.236%
Percentage Originated under Full Doc Program	56.44%
Geographic Concentrations in excess of 10%:
California	21.23%
Florida	12.10%

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$645,827,401
Weighted Average Mortgage Rate	8.234%
Range of Mortgage Rates	4.250% to 14.250%
Average Current Principal Balance	$238,489
Range of Current Principal Balances	$44,700 to $960,000
Weighted Average Original Loan-to-Value Ratio	78.95%
Weighted Average Original Term to Maturity	387 months
Weighted Average Credit Bureau Risk Score	617 points
Weighted Average Remaining Term to Stated Maturity	387 months
Weighted Average Gross Margin	6.048%
Weighted Average Maximum Mortgage Rate	14.893%
Weighted Average Minimum Mortgage Rate	7.756%
Percentage Originated under Full Doc Program	56.97%
Geographic Concentrations in excess of 10%:
California	25.01%
Florida	14.56%

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$272,850,000	Senior/Adjustable Rate	January 25, 2036	Aaa	AAA
2-A-1	$247,191,000	Senior/Adjustable Rate	June 25, 2029	Aaa	AAA
2-A-2	$84,897,000	Senior/Adjustable Rate	December 25, 2030	Aaa	AAA
2-A-3	$152,794,000	Senior/Adjustable Rate	July 25, 2034	Aaa	AAA
2-A-4	$44,768,000	Senior/Adjustable Rate	July 25, 2035	Aaa	AAA
M-1	$45,500,000	Subordinate/Adjustable Rate	August 25, 2036	Aa1	AA+
M-2	$42,000,000	Subordinate/Adjustable Rate	March 25, 2037	Aa2	AA
M-3	$15,500,000	Subordinate/Adjustable Rate	June 25, 2037	Aa3	AA-
M-4	$14,500,000	Subordinate/Adjustable Rate	July 25, 2037	A1	A+
M-5	$14,500,000	Subordinate/Adjustable Rate	August 25, 2037	A2	A
M-6	$10,000,000	Subordinate/Adjustable Rate	September 25, 2037	A3	A-
M-7	$12,000,000	Subordinate/Adjustable Rate	September 25, 2037	Baa1	BBB+
M-8	$9,500,000	Subordinate/Adjustable Rate	September 25, 2037	Baa2	BBB
A-R	$100	Senior/REMIC Residual	April 25, 2007	Aaa	AAA
Non-Offered Certificates (3)
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.200% (1)	LIBOR + 0.400% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.100% (1)	LIBOR + 0.200% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.170% (1)	LIBOR + 0.340% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.310% (1)	LIBOR + 0.620% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.420% (1)	LIBOR + 0.630% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.480% (1)	LIBOR + 0.720% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.660% (1)	LIBOR + 0.990% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 1.150% (1)	LIBOR + 1.725% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 1.850% (1)	LIBOR + 2.775% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Subordinate Certificates or Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period;

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount available for distribution to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in April 2017 and ending on the distribution date in March 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in March 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the April 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 60.50% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates (in each case after payments of amounts available (if any) under the applicable corridor contract), pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 33.70% and 29.76% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by a mortgage insurance policy issued by United Guaranty Mortgage Indemnity Company as described in this free writing prospectus. The mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 14.67% and 12.59% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policy.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $34,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policy, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Corridor Contracts

Countrywide Home Loans, Inc. has entered into three interest rate corridor contracts, (1) the class 1-A corridor contract, (2) the class 2-A corridor contract, and (3) the subordinate corridor contract, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. On or prior to the September 2007 distribution date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related payment date is above a specified rate, subject to a maximum rate. Payments made under each corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in “Description of the Certificates — The Corridor Contracts” in this free writing prospectus.

The amounts allocated to the issuing entity in respect of each corridor contract will be available to cover net rate carryover on the applicable class(es) of certificates resulting from the application of the applicable net rate cap to the related pass-through rate.

Any amounts received in respect of a corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the related certificates are expected to be distributed to the holders of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or after the October 2007 distribution date and on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.08% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or after the October 2007 distribution date and on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account and the issuing entity’s rights with respect to payments received under the corridor contracts) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policy

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire a mortgage insurance policy (the “Mortgage Insurance Policy”) from United Guaranty Mortgage Indemnity Company (the “Mortgage Insurer”). The policy is expected to cover approximately 33.70% and 29.76% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The Mortgage Insurance Policy will only cover losses pursuant to the formula described in the policy down to approximately 60% of the value of the related Mortgaged Property. The premium payable on the Mortgage Insurance Policy to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premium”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policy. Covered Mortgage Loans constitute approximately 14.67% and 12.59% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, the Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. The Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in the Mortgage Insurance Policy.

The Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the Mortgage Insurance Policy.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 (all of which other Mortgage Loans are Hybrid Mortgage Loans) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.470% per annum before the respective initial Adjustment Dates and is 0.485% per annum on and after the respective initial Adjustment Dates. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-6 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificates orSubordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in April 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period, less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest),

(6) all Seller Interest Shortfall Payments for that Distribution Date, and

(7) for each Distribution Date during, and the Distribution Date immediately after, the Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.276% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.200%	0.400%
Class 2-A-1	0.100%	0.200%
Class 2-A-2	0.170%	0.340%
Class 2-A-3	0.220%	0.440%
Class 2-A-4	0.310%	0.620%
Class M-1	0.420%	0.630%
Class M-2	0.480%	0.720%
Class M-3	0.660%	0.990%
Class M-4	1.150%	1.725%
Class M-5	1.500%	2.250%
Class M-6	1.850%	2.775%
Class M-7	2.000%	3.000%
Class M-8	2.000%	3.000%
__________
(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 60.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

April 2009 — March 2010	1.40% with respect to April 2009, plus an additional 1/12th of 1.75% for each month thereafter through March 2010
April 2010 — March 2011	3.15% with respect to April 2010, plus an additional 1/12th of 1.80% for each month thereafter through March 2011
April 2011 — March 2012	4.95% with respect to April 2011, plus an additional 1/12th of 1.40% for each month thereafter through March 2012

Distribution Date	Percentage

April 2012 — March 2013	6.35% with respect to April 2012, plus an additional 1/12th of 0.75% for each month thereafter through March 2013
April 2013 and thereafter	7.10%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	40.00%
M-1	51.97%
M-2	71.82%
M-3	83.60%
M-4	98.75%
M-5	120.61%
M-6	142.34%
M-7	181.61%
M-8	232.35%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in April 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	15.20%	30.40%
Class M-2	11.00%	22.00%
Class M-3	9.45%	18.90%
Class M-4	8.00%	16.00%
Class M-5	6.55%	13.10%
Class M-6	5.55%	11.10%
Class M-7	4.35%	8.70%
Class M-8	3.40%	6.80%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 3.40% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 6.80% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in April 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 60.50% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policy), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurer), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)

		Compensation	Interest Remittance Amount	Monthly
Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly
Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policy)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)

Time to time
Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 (all of which other Mortgage Loans are Hybrid Mortgage Loans) will be 0.250% before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.470% per annum before the respective initial Adjustment Dates and is 0.485% per annum on and after the respective initial Adjustment Dates. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)	The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.276% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, from payments (if any) allocated to the issuing entity in respect of the applicable Corridor Contract, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Funds from the Corridor Contracts. On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of each Corridor Contract for that Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the related class(es) of certificates prior to the application of Excess Cashflow, to the extent needed to pay any related Net Rate Carryover as follows:

(i) in the case of any such amounts allocated to the issuing entity in respect of the Class 1-A Corridor Contract, to the Class 1-A Certificates, to the extent needed to pay any Net Rate Carryover for such class,

(ii) in the case of any such amounts allocated to the issuing entity in respect of the Class 2-A Corridor Contract, concurrently to each class of Class 2-A Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Class 2-A Certificates will be distributed to each class of Class 2-A Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover, and

(iii) in the case of any such amounts allocated to the issuing entity in respect of the Subordinate Corridor Contract, concurrently to each class of Subordinate Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Subordinate Certificates will be distributed to each class of Subordinate Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover.

Any amounts allocated to the issuing entity in respect of a Corridor Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless that Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of that Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the related certificates until the Corridor Contract Termination Date. See“— Carryover Reserve Fund” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii)  any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $34,000,000, which is approximately 3.40% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(B)(ii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates (in each case after application of amounts allocated to the issuing entity in respect of the applicable Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Corridor Contracts

Countrywide Home Loans has entered into three interest rate corridor transactions with Lehman Brothers Special Financing Inc. (the “Corridor Contract Counterparty”), each as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty, one for the benefit of the Class 1-A Certificates, one for the benefit of the Class 2-A Certificates and one for the benefit of the Subordinate Certificates (respectively, the “Class 1-A Corridor Contract”, “Class 2-A Corridor Contract” and “Subordinate Corridor Contract”, together the “Corridor Contracts” and each, a “Corridor Contract”).

On the Closing Date, pursuant to a “Corridor Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under each Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the “Corridor Contract Administrator”), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the “Corridor Contract Administration Agreement”) pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Trustee and Countrywide Home Loans as described below. Concurrently with the assignment of the Corridor Contracts, the Corridor Contract Administrator and the Corridor Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border) and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The obligations of the Corridor Contract Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the “Corridor Contract Guarantor”) pursuant to a guaranty in favor of the Corridor Contract Administrator (the “Corridor Contract Guaranty”).

On or prior to the Distribution Date in September 2007 (the “Corridor Contract Termination Date”), amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the related class or classes of Certificates as described above under “—Distributions—Distributions of Funds from the Corridor Contract.” Amounts allocated to the Trustee in respect of the Corridor Contracts will not be available to pay Net Rate Carryover on any class of Adjustable Rate Certificates other than the related class or classes of Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under “—Distributions—Distributions of Funds from the Corridor Contracts” and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under “— Distributions —Distributions of Funds from the Corridor Contract.”

With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike Rate for that Distribution Date,

(ii) the Corridor Contract Notional Balance for that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to each Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

first, to the Trustee, up to the amount that would be payable under each Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the related Corridor Contract Notional Balance for the Distribution Date and the aggregate Certificate Principal Balance of the related class or classes of Certificates immediately prior to the Distribution Date, referred to as a “Net Corridor Contract Payment,” and second, to Countrywide Home Loans, any remainder, referred to as an “Excess Corridor Contract Payment.”

Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

The “Corridor Contract Notional Balance,” the “Corridor Contract Strike Rate” and the “Corridor Contract Ceiling Rate” for each Corridor Contract for each Distribution Date are as described in the following tables.

CLASS 1-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
April 2007	272,850,000	8.54812	9.00000
May 2007	271,117,901	7.40835	9.00000
June 2007	268,478,825	7.16936	9.00000
July 2007	265,190,995	7.40832	9.00000
August 2007	261,257,625	7.16933	9.00000
September 2007	256,685,593	7.17139	9.00000

CLASS 2-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
April 2007	529,650,000	8.61125	9.00000
May 2007	526,223,793	7.46332	9.00000
June 2007	521,070,580	7.22271	9.00000
July 2007	514,658,066	7.46361	9.00000
August 2007	506,992,522	7.22299	9.00000
September 2007	498,088,607	7.22522	9.00000

SUBORDINATE CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
April 2007	163,500,000	8.58979	9.00000
May 2007	163,500,000	7.44463	9.00000
June 2007	163,500,000	7.20457	9.00000
July 2007	163,500,000	7.44481	9.00000
August 2007	163,500,000	7.20475	9.00000
September 2007	163,500,000	7.20692	9.00000

Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (within one business day after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under such Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in such Corridor Contract, and the Corridor Contract Counterparty fails to transfer such Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in such Corridor Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and each rating agency.

If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional Balance at the time of termination and (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance at the time of termination over (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the related class or classes of Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10%. The “significance percentage” for each Corridor Contract is the percentage that the significance estimate of such Corridor Contract represents of the aggregate Certificate Principal Balance of the related class or classes of Certificates. The “significance estimate” of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of such Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Corridor Contract Counterparty, the Corridor Contract Guarantor or the Corridor Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under any Corridor Contract, the Corridor Contract Guaranty or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract, against the Corridor Contract Guarantor in respect of its obligations under the Corridor Contract Guaranty or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

Each Corridor Contract, the Corridor Contract Guaranty, the Corridor Contract Assignment Agreement and the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). The Swap Contract will supplement, form part of, and be subject to the ISDA Master Agreement. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty. The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the “Swap Guarantor”) pursuant to a guaranty in favor of the Swap Contract Administrator (the “Swap Guaranty”).

With respect to any Distribution Date on or after the October 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.08% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or after the October 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
April 2007	0
May 2007	0
June 2007	0
July 2007	0
August 2007	0
September 2007	0
October 2007	804,013,234
November 2007	788,889,421
December 2007	773,283,443
January 2008	755,270,310
February 2008	738,182,147
March 2008	719,518,331
April 2008	715,092,456
May 2008	703,536,222
June 2008	677,843,630
July 2008	655,598,622
August 2008	635,296,583
September 2008	617,184,311
October 2008	601,716,045
November 2008	586,962,953
December 2008	573,797,992
January 2009	560,406,567
February 2009	545,965,289
March 2009	523,785,471
April 2009	489,883,520
May 2009	457,015,189
June 2009	427,089,151
July 2009	402,829,961
August 2009	382,146,118
September 2009	364,101,917
October 2009	348,973,478
November 2009	334,741,036
December 2009	322,412,816
January 2010	310,430,358
February 2010	300,313,461
March 2010	290,599,138
April 2010	279,525,156
May 2010	268,860,642
June 2010	258,641,290
July 2010	249,348,741
August 2010	240,596,914
September 2010	232,613,496
October 2010	175,887,154
November 2010	91,837,937
December 2010	69,956,057
January 2011	66,262,548
February 2011	40,305,267
March 2011	40,195,482
April 2011	36,148,619
May 2011	34,346,852

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Swap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty falls below a required ratings threshold level established by Moody’s and specified in the Swap Contract for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the Swap Contract,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than the lesser of (a) USD 100,000,000.00 and (b) 2% of the shareholders’ equity of Lehman Brothers Holdings Inc. which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than the lesser of (a) USD 100,000,000.00 and (b) 2% of the shareholders’ equity of Lehman Brothers Holdings Inc. (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the Swap Contract, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the Swap Contract occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the Swap Contract. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the Swap Contract occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the Swap Contract:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that (i) the credit rating of the Swap Counterparty (or any related guarantor) falls below an initial threshold level or a second, lower threshold level, each established by Moody’s and S&P and specified in the Swap Contract and (ii) the Swap Counterparty fails to take the actions required under the Swap Contract, which in some cases includes posting collateral under the Credit Support Annex, and

3. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract, the Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract, against the Swap Guarantor in respect of its obligations under the Swap Guaranty or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Guaranty, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of each Corridor Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of each Corridor Contract will be distributed to the related class or classes of Certificates to pay any Net Rate Carryover on those Certificates as described under “— Distributions — Distributions of Funds from the Corridor Contract” above.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in April 2017 up to and including the Distribution Date in March 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in April 2017 up to and including the Distribution Date in March 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)
April 2017	52,289,260
May 2017	51,570,557
June 2017	50,861,564
July 2017	50,162,167
August 2017	49,472,235
September 2017	48,791,641
October 2017	48,120,259
November 2017	47,457,966
December 2017	46,804,637
January 2018	46,160,154
February 2018	45,524,396
March 2018	44,897,246
April 2018	44,278,588
May 2018	43,668,308
June 2018	43,066,292
July 2018	42,472,429
August 2018	41,886,610
September 2018	41,308,726
October 2018	40,738,669
November 2018	40,176,335
December 2018	39,621,620
January 2019	39,074,420
February 2019	38,534,634
March 2019	38,002,163
April 2019	37,476,907
May 2019	36,958,771
June 2019	36,447,657
July 2019	35,943,470
August 2019	35,446,119
September 2019	34,955,509
October 2019	34,471,551
November 2019	33,994,155
December 2019	33,523,233
January 2020	33,058,696
February 2020	32,600,459
March 2020	32,148,438
April 2020	31,702,548
May 2020	31,262,706
June 2020	30,828,831
July 2020	30,400,843
August 2020	29,978,662
September 2020	29,562,209
October 2020	29,151,409
November 2020	28,746,184
December 2020	28,346,459
January 2021	27,952,160
February 2021	27,563,214
March 2021	27,179,548
April 2021	26,801,092
May 2021	26,427,775
June 2021	26,059,528
July 2021	25,696,282
August 2021	25,337,971
September 2021	24,984,527
October 2021	24,635,884
November 2021	24,291,979
December 2021	23,952,747
January 2022	23,618,125
February 2022	23,288,051
March 2022	22,962,463
April 2022	22,641,301
May 2022	22,324,506
June 2022	22,012,018
July 2022	21,703,779
August 2022	21,399,732
September 2022	21,099,821
October 2022	20,803,989
November 2022	20,512,182
December 2022	20,224,344
January 2023	19,940,424
February 2023	19,660,367
March 2023	19,384,122
April 2023	19,111,637
May 2023	18,842,861
June 2023	18,577,745
July 2023	18,316,238
August 2023	18,058,293
September 2023	17,803,861
October 2023	17,552,895
November 2023	17,305,348
December 2023	17,061,174
January 2024	16,820,327
February 2024	16,582,762
March 2024	16,348,435
April 2024	16,117,303
May 2024	15,889,321
June 2024	15,664,449
July 2024	15,442,643
August 2024	15,223,862
September 2024	15,008,066
October 2024	14,795,214
November 2024	14,585,266
December 2024	14,378,183
January 2025	14,173,926
February 2025	13,972,458
March 2025	13,773,741
April 2025	13,577,736
May 2025	13,384,409
June 2025	13,193,722
July 2025	13,005,640
August 2025	12,820,128
September 2025	12,637,151
October 2025	12,456,675
November 2025	12,278,665
December 2025	12,103,089
January 2026	11,929,914
February 2026	11,759,108
March 2026	11,590,637
April 2026	11,424,472
May 2026	11,260,579
June 2026	11,098,930
July 2026	10,939,493
August 2026	10,782,239
September 2026	10,627,138
October 2026	10,474,162
November 2026	10,323,280
December 2026	10,174,465
January 2027	10,027,690
February 2027	9,882,925
March 2027	9,740,146
April 2027	9,599,323
May 2027	9,460,432
June 2027	9,323,445
July 2027	9,188,337
August 2027	9,055,083
September 2027	8,923,658
October 2027	8,794,036
November 2027	8,666,194
December 2027	8,540,108
January 2028	8,415,753
February 2028	8,293,106
March 2028	8,172,144
April 2028	8,052,845
May 2028	7,935,185
June 2028	7,819,143
July 2028	7,704,697
August 2028	7,591,825
September 2028	7,480,505
October 2028	7,370,718
November 2028	7,262,441
December 2028	7,155,655
January 2029	7,050,340
February 2029	6,946,475
March 2029	6,844,041
April 2029	6,743,018
May 2029	6,643,388
June 2029	6,545,131
July 2029	6,448,229
August 2029	6,352,664
September 2029	6,258,417
October 2029	6,165,471
November 2029	6,073,808
December 2029	5,983,410
January 2030	5,894,261
February 2030	5,806,344
March 2030	5,719,641
April 2030	5,634,137
May 2030	5,549,814
June 2030	5,466,658
July 2030	5,384,652
August 2030	5,303,781
September 2030	5,224,030
October 2030	5,145,382
November 2030	5,067,824
December 2030	4,991,340
January 2031	4,915,916
February 2031	4,841,537
March 2031	4,768,190
April 2031	4,695,860
May 2031	4,624,533
June 2031	4,554,197
July 2031	4,484,837
August 2031	4,416,440
September 2031	4,348,993
October 2031	4,282,483
November 2031	4,216,898
December 2031	4,152,225
January 2032	4,088,452
February 2032	4,025,566
March 2032	3,963,555
April 2032	3,902,407
May 2032	3,842,112
June 2032	3,782,656

Month of Distribution Date	40-Year Target ($)
July 2032	3,724,030
August 2032	3,666,221
September 2032	3,609,218
October 2032	3,553,010
November 2032	3,497,588
December 2032	3,442,939
January 2033	3,389,053
February 2033	3,335,921
March 2033	3,283,531
April 2033	3,231,875
May 2033	3,180,941
June 2033	3,130,719
July 2033	3,081,202
August 2033	3,032,377
September 2033	2,984,237
October 2033	2,936,772
November 2033	2,889,973
December 2033	2,843,831
January 2034	2,798,336
February 2034	2,753,480
March 2034	2,709,254
April 2034	2,665,650
May 2034	2,622,660
June 2034	2,580,274
July 2034	2,538,484
August 2034	2,497,284
September 2034	2,456,663
October 2034	2,416,615
November 2034	2,377,132
December 2034	2,338,207
January 2035	2,299,830
February 2035	2,261,996
March 2035	2,224,696
April 2035	2,187,923
May 2035	2,151,671
June 2035	2,115,931
July 2035	2,080,698
August 2035	2,045,964
September 2035	2,011,722
October 2035	1,977,966
November 2035	1,944,689
December 2035	1,911,884
January 2036	1,879,545
February 2036	1,847,666
March 2036	1,816,240
April 2036	1,785,261
May 2036	1,754,724
June 2036	1,724,621
July 2036	1,694,947
August 2036	1,665,697
September 2036	1,636,864
October 2036	1,608,443
November 2036	1,580,428
December 2036	1,552,814
January 2037	1,525,595
February 2037	1,498,765
March 2037	1,472,320

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in April 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $29,556,759.

On each Distribution Date beginning on the Distribution Date in April 2027 up to and including the Distribution Date in March 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in March 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	16	$3,520,024	1.06%	$220,001	7.323%	359.66	576	79.5%
2/28 6-month LIBOR	976	160,791,223	48.58	164,745	8.505	359.58	595	78.6
2/38 6-month LIBOR	497	113,688,477	34.35	228,749	8.068	479.95	584	76.3
2/28 6-month LIBOR - 60-month Interest Only	86	19,687,155	5.95	228,920	7.773	359.53	662	79.4
2/28 6-month LIBOR -40/30-Year Balloon	22	4,130,913	1.25	187,769	8.173	359.39	589	72.4
3/27 6-month LIBOR	55	9,816,434	2.97	178,481	8.403	359.49	600	76.5
3/37 6-month LIBOR	18	4,183,435	1.26	232,413	7.800	479.97	598	75.3
3/27 6-month LIBOR - 60-month Interest Only	12	3,063,500	0.93	255,292	7.305	359.58	664	75.5
3/27 6-month LIBOR -40/30-Year Balloon	4	872,153	0.26	218,038	8.268	359.63	649	82.1
5/25 6-month LIBOR	19	3,979,269	1.20	209,435	7.886	359.65	602	72.4
5/35 6-month LIBOR	20	3,734,953	1.13	186,748	7.444	480.00	577	72.0
5/25 6-month LIBOR - 120-month Interest Only	12	3,268,606	0.99	272,384	7.039	359.75	659	82.3
5/25 6-month LIBOR - 40/30-Year Balloon	1	244,797	0.07	244,797	6.875	358.00	640	51.6
Total	1,738	$330,980,939	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,203	$209,374,074	63.26%	$174,043	8.350%	359.57	604	78.4%
ARM 480	535	121,606,865	36.74	227,303	8.039	479.95	585	76.1
Total	1,738	$330,980,939	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	12	$557,935	0.17%	$46,495	11.493%	359.69	597	80.7%
$50,000.01 - $75,000.00	103	6,541,646	1.98	63,511	10.264	370.62	582	86.2
$75,000.01 - $100,000.00	175	15,443,292	4.67	88,247	8.994	378.27	597	79.3
$100,000.01 - $150,000.00	431	53,799,804	16.25	124,826	8.465	388.38	599	78.8
$150,000.01 - $200,000.00	364	63,801,077	19.28	175,278	8.262	396.74	598	78.4
$200,000.01 - $250,000.00	221	49,197,397	14.86	222,613	8.200	405.34	594	77.5
$250,000.01 - $300,000.00	147	40,092,464	12.11	272,738	8.096	404.54	590	76.3
$300,000.01 - $350,000.00	146	47,226,639	14.27	323,470	7.837	416.09	602	76.0
$350,000.01 - $400,000.00	100	37,559,961	11.35	375,600	7.974	424.78	597	76.3
$400,000.01 - $450,000.00	31	12,769,224	3.86	411,910	8.124	433.30	596	75.3
$450,000.01 - $500,000.00	6	2,919,499	0.88	486,583	7.755	420.03	598	78.0
$500,000.01 - $550,000.00	1	520,000	0.16	520,000	6.875	359.00	639	59.1
$550,000.01 - $600,000.00	1	552,000	0.17	552,000	6.250	480.00	583	70.8
Total	1,738	$330,980,939	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	36	$4,324,035	1.31%	$120,112	8.876%	373.14	598	87.0%
Alaska	6	1,321,703	0.40	220,284	8.421	384.38	605	84.1
Arizona	94	16,420,771	4.96	174,689	8.173	394.92	609	77.9
Arkansas	3	481,650	0.15	160,550	8.385	412.44	536	82.6
California	258	70,252,909	21.23	272,298	7.731	428.02	584	68.6
Colorado	29	6,079,570	1.84	209,640	8.525	393.17	613	82.1
Connecticut	30	6,644,579	2.01	221,486	7.839	420.77	598	78.3
Delaware	2	543,600	0.16	271,800	8.029	360.00	641	85.5
District of Columbia	6	1,319,540	0.40	219,923	7.435	448.03	554	62.4
Florida	224	40,061,681	12.10	178,847	8.324	399.23	597	76.6
Georgia	78	11,937,257	3.61	153,042	8.807	396.28	604	85.6
Hawaii	8	2,867,538	0.87	358,442	7.436	393.82	589	57.7
Idaho	23	3,510,307	1.06	152,622	8.270	410.02	596	81.4
Illinois	78	15,661,879	4.73	200,793	8.580	389.79	627	79.7
Indiana	18	1,718,713	0.52	95,484	9.768	359.62	603	85.4
Iowa	8	780,598	0.24	97,575	8.316	410.12	618	73.5
Kansas	10	956,739	0.29	95,674	9.638	389.71	598	83.1
Kentucky	12	1,398,931	0.42	116,578	9.310	366.03	582	89.8
Louisiana	19	2,359,823	0.71	124,201	9.129	364.36	613	89.8
Maine	3	466,900	0.14	155,633	8.188	425.80	612	93.9
Maryland	48	11,072,573	3.35	230,679	8.047	424.78	602	80.1
Massachusetts	26	7,353,904	2.22	282,842	7.926	406.76	588	75.6
Michigan	32	3,868,697	1.17	120,897	9.244	368.14	587	82.3
Minnesota	20	4,162,315	1.26	208,116	8.420	395.30	625	78.5
Mississippi	13	1,537,546	0.46	118,273	8.763	372.55	571	81.5
Missouri	57	7,356,336	2.22	129,059	9.133	379.81	594	84.7
Montana	2	502,700	0.15	251,350	8.730	412.76	564	89.3
Nebraska	2	219,441	0.07	109,721	10.019	359.35	587	94.8
Nevada	25	5,053,909	1.53	202,156	7.958	421.50	601	78.6
New Hampshire	6	1,236,886	0.37	206,148	8.181	400.72	590	81.9
New Jersey	67	17,522,484	5.29	261,530	8.437	405.13	600	78.3
New Mexico	11	2,291,500	0.69	208,318	8.354	397.30	620	86.9
New York	60	16,095,705	4.86	268,262	7.663	420.22	590	72.2
North Carolina	41	5,753,818	1.74	140,337	8.731	385.03	607	83.7
North Dakota	1	95,000	0.03	95,000	10.000	360.00	544	95.0
Ohio	22	2,189,648	0.66	99,529	9.105	387.81	604	88.0
Oklahoma	12	1,187,108	0.36	98,926	8.693	359.76	585	82.9
Oregon	29	5,674,874	1.71	195,685	7.882	384.67	598	75.9
Pennsylvania	55	7,636,249	2.31	138,841	8.458	383.28	601	83.7
Rhode Island	3	519,593	0.16	173,198	8.696	437.37	577	80.1
South Carolina	8	1,130,533	0.34	141,317	9.316	383.00	587	82.9
Tennessee	36	4,443,147	1.34	123,421	8.577	375.81	618	89.0
Texas	83	9,326,437	2.82	112,367	8.904	365.27	594	85.2
Utah	26	4,730,881	1.43	181,957	8.125	386.62	594	84.3
Vermont	1	113,400	0.03	113,400	7.875	480.00	552	70.9
Virginia	43	8,685,463	2.62	201,988	8.241	409.68	597	82.4
Washington	42	9,051,552	2.73	215,513	7.863	412.75	586	82.5
West Virginia	9	1,011,290	0.31	112,366	9.079	371.57	594	81.3
Wisconsin	9	1,257,330	0.38	139,703	9.408	365.82	617	87.8
Wyoming	4	791,897	0.24	197,974	8.366	405.78	594	87.3
Total	1,738	$330,980,939	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	98	$17,868,430	5.40%	$182,331	7.993%	411.78	580	39.9%
50.01 - 55.00	40	8,089,821	2.44	202,246	7.643	396.60	587	52.7
55.01 - 60.00	63	14,924,894	4.51	236,903	7.729	412.22	577	58.0
60.01 - 65.00	78	18,881,752	5.70	242,074	7.661	422.13	585	63.1
65.01 - 70.00	120	25,907,961	7.83	215,900	8.003	408.91	574	68.5
70.01 - 75.00	138	29,439,551	8.89	213,330	8.059	408.68	579	73.8
75.01 - 80.00	453	80,458,213	24.31	177,612	8.104	399.49	610	79.4
80.01 - 85.00	198	39,226,149	11.85	198,112	8.350	402.04	585	84.3
85.01 - 90.00	320	61,776,134	18.66	193,050	8.484	405.46	611	89.4
90.01 - 95.00	163	26,455,127	7.99	162,301	8.902	391.75	609	94.8
95.01 - 100.00	67	7,952,908	2.40	118,700	9.752	378.69	629	99.9
Total	1,738	$330,980,939	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	95	$17,294,930	5.23%	$182,052	7.943%	411.85	582	39.7%
50.01 - 55.00	40	8,089,821	2.44	202,246	7.643	396.60	587	52.7
55.01 - 60.00	63	14,924,894	4.51	236,903	7.729	412.22	577	58.0
60.01 - 65.00	78	18,881,752	5.70	242,074	7.661	422.13	585	63.1
65.01 - 70.00	120	25,933,061	7.84	216,109	7.987	408.98	573	68.3
70.01 - 75.00	130	28,226,019	8.53	217,123	8.069	409.98	576	73.6
75.01 - 80.00	241	49,868,340	15.07	206,923	8.094	406.25	586	78.9
80.01 - 85.00	197	39,077,399	11.81	198,362	8.351	402.20	585	84.3
85.01 - 90.00	324	62,585,641	18.91	193,166	8.499	405.26	611	89.2
90.01 - 95.00	165	26,759,877	8.09	162,181	8.881	391.39	609	94.6
95.01 - 100.00	285	39,339,206	11.89	138,032	8.447	386.50	643	83.9
Total	1,738	$330,980,939	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	7	$1,957,841	0.59%	$279,692	5.323%	433.55	623	52.4%
5.501 - 6.000	26	7,287,200	2.20	280,277	5.892	421.25	609	66.5
6.001 - 6.500	65	16,022,459	4.84	246,499	6.340	424.38	605	68.3
6.501 - 7.000	145	31,499,294	9.52	217,237	6.821	403.99	611	73.0
7.001 - 7.500	201	44,090,513	13.32	219,356	7.327	411.21	600	76.0
7.501 - 8.000	295	59,888,810	18.09	203,013	7.797	405.69	601	77.6
8.001 - 8.500	232	45,208,478	13.66	194,864	8.309	404.63	594	79.6
8.501 - 9.000	245	44,719,812	13.51	182,530	8.779	399.09	598	80.5
9.001 - 9.500	160	26,531,282	8.02	165,821	9.315	392.53	597	80.6
9.501 - 10.000	174	29,370,208	8.87	168,794	9.799	392.80	580	80.4
10.001 - 10.500	77	11,427,615	3.45	148,411	10.303	397.22	582	78.8
10.501 - 11.000	59	7,836,388	2.37	132,820	10.767	408.14	567	84.4
11.001 - 11.500	18	2,195,268	0.66	121,959	11.311	385.03	560	79.2
11.501 - 12.000	16	1,392,082	0.42	87,005	11.816	359.66	575	84.6
12.001 - 12.500	9	998,398	0.30	110,933	12.305	395.90	592	86.4
12.501 - 13.000	6	409,105	0.12	68,184	12.728	387.57	578	95.3
13.001 - 13.500	2	100,300	0.03	50,150	13.250	360.00	619	85.0
Greater than 14.000	1	45,889	0.01	45,889	15.875	358.00	506	90.0
Total	1,738	$330,980,939	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,368	$254,535,055	76.90%	$186,064	8.246%	403.49	594	77.4%
Planned Unit Development	211	42,090,788	12.72	199,482	8.091	403.85	601	79.9
Low-Rise Condominium	89	15,143,175	4.58	170,148	8.384	393.84	614	77.4
Two Family Home	50	13,107,270	3.96	262,145	8.374	411.60	602	75.3
Three Family Home	12	4,019,374	1.21	334,948	7.820	446.49	622	73.1
Four Family Home	4	1,241,828	0.38	310,457	8.177	359.26	635	70.3
High-Rise Condominium	4	843,448	0.25	210,862	9.783	413.91	562	73.5
Total	1,738	$330,980,939	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,108	$246,462,867	74.46%	$222,439	8.056%	408.25	592	75.3%
Purchase	482	57,319,747	17.32	118,921	9.009	385.05	616	85.8
Refinance - Rate/Term	148	27,198,325	8.22	183,772	8.238	403.03	595	80.7
Total	1,738	$330,980,939	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	1,632	$314,087,407	94.90%	$192,456	8.191%	404.73	594	77.3%
Investment Property	74	11,919,608	3.60	161,076	9.159	394.70	640	82.7
Second Home	32	4,973,925	1.50	155,435	8.870	367.20	647	78.1
Total	1,738	$330,980,939	100.00%
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
301 - 360	1,203	$209,374,074	63.26%	$174,043	8.350%	359.57	604	78.4%
Greater than 360	535	121,606,865	36.74	227,303	8.039	479.95	585	76.1
Total	1,738	$330,980,939	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,045	$186,802,374	56.44%	$178,758	7.821%	408.71	592	79.8%
Stated Income	693	144,178,565	43.56	208,050	8.773	397.44	603	74.6
Total	1,738	$330,980,939	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$153,600	0.05%	$153,600	6.730%	358.00	817	80.0%
781 - 800	1	56,700	0.02	56,700	10.550	360.00	782	90.0
761 - 780	4	991,467	0.30	247,867	7.625	375.16	767	85.0
741 - 760	7	1,566,457	0.47	223,780	7.941	385.84	750	76.9
721 - 740	11	2,048,884	0.62	186,262	7.633	366.50	729	81.9
701 - 720	18	3,338,205	1.01	185,456	7.417	386.40	713	75.4
681 - 700	30	5,720,935	1.73	190,698	8.434	401.20	690	84.6
661 - 680	97	19,509,678	5.89	201,131	7.898	381.82	669	81.2
641 - 660	185	37,698,454	11.39	203,775	8.006	389.95	649	79.6
621 - 640	194	36,984,479	11.17	190,642	7.963	395.61	630	80.0
601 - 620	260	45,538,578	13.76	175,148	8.133	401.13	610	80.6
581 - 600	251	47,663,261	14.40	189,893	8.458	409.73	591	79.4
561 - 580	221	39,386,226	11.90	178,218	8.245	405.28	570	74.1
541 - 560	197	37,392,390	11.30	189,809	8.373	422.05	551	75.9
521 - 540	162	34,053,680	10.29	210,208	8.367	415.49	531	73.4
501 - 520	97	18,553,345	5.61	191,272	8.938	413.71	512	68.6
500 or Less	2	324,600	0.10	162,300	9.731	360.00	500	71.7
Total	1,738	$330,980,939	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,361	$245,854,081	74.28%	$180,642	8.250%	399.12	606	80.4%
A-	106	24,014,656	7.26	226,553	8.095	415.42	576	72.2
B	166	38,911,285	11.76	234,405	8.101	416.18	567	70.9
C	88	19,050,846	5.76	216,487	8.550	417.94	566	63.8
C-	6	1,214,418	0.37	202,403	8.048	412.82	565	64.7
D	11	1,935,654	0.58	175,969	7.997	461.18	588	57.0
Total	1,738	$330,980,939	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	491	$96,662,281	29.20%	$196,868	8.606%	402.55	602	78.8%
12	72	18,970,393	5.73	263,478	8.144	418.38	598	74.8
24	1,088	198,617,645	60.01	182,553	8.117	404.43	593	77.4
36	87	16,730,620	5.05	192,306	7.611	387.09	611	74.6
Total	1,738	$330,980,939	100.00%

Months to Next Adjustment Date for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	16	$3,520,024	1.06%	$220,001	7.323%	359.66	576	79.5%
19 - 24	24	1,581	298,297,768	90.13	188,677	8.286	405.45	595	77.7
32 - 37	36	89	17,935,523	5.42	201,523	8.068	387.62	613	76.3
38 or Greater	60	52	11,227,625	3.39	215,916	7.470	399.68	611	74.7
Total		1,738	$330,980,939	100.00%

Gross Margins for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000 or Less	1	$178,341	0.05%	$178,341	11.375%	359.00	506	80.0%
1.001 - 2.000	1	242,000	0.07	242,000	7.250	360.00	543	68.6
2.001 - 3.000	1	220,000	0.07	220,000	7.500	480.00	537	77.2
3.001 - 4.000	7	826,417	0.25	118,060	9.295	369.43	640	81.6
4.001 - 5.000	39	7,775,583	2.35	199,374	7.553	369.26	624	76.8
5.001 - 6.000	224	45,468,355	13.74	202,984	7.825	398.62	601	73.0
6.001 - 7.000	1,237	233,056,883	70.41	188,405	8.249	408.70	596	78.6
7.001 - 8.000	228	43,213,360	13.06	189,532	8.698	389.74	590	76.9
Total	1,738	$330,980,939	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.505%.

Maximum Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
10.001 - 10.500	1	$306,000	0.09%	$306,000	7.450%	356.00	720	85.0%
11.001 - 11.500	1	370,000	0.11	370,000	5.350	359.00	680	33.6
11.501 - 12.000	1	244,797	0.07	244,797	6.875	358.00	640	51.6
12.001 - 12.500	9	2,473,591	0.75	274,843	5.692	418.00	620	65.2
12.501 - 13.000	38	9,844,691	2.97	259,071	6.141	406.89	617	68.4
13.001 - 13.500	84	19,884,918	6.01	236,725	6.574	414.16	609	68.8
13.501 - 14.000	172	36,851,210	11.13	214,251	7.031	400.03	608	73.3
14.001 - 14.500	211	45,956,097	13.88	217,801	7.477	408.45	596	76.6
14.501 - 15.000	297	59,343,262	17.93	199,809	7.929	406.58	600	78.2
15.001 - 15.500	222	42,720,467	12.91	192,435	8.409	406.84	591	79.6
15.501 - 16.000	229	41,785,697	12.62	182,470	8.886	400.66	596	80.4
16.001 - 16.500	148	23,861,652	7.21	161,227	9.395	397.39	597	81.1
16.501 - 17.000	151	25,163,605	7.60	166,646	9.820	395.51	580	81.2
17.001 - 17.500	66	9,665,462	2.92	146,446	10.294	401.41	585	78.8
17.501 - 18.000	57	7,495,949	2.26	131,508	10.785	408.56	568	84.1
18.001 - 18.500	18	2,195,268	0.66	121,959	11.311	385.03	560	79.2
18.501 - 19.000	15	1,264,582	0.38	84,305	11.813	359.63	579	85.6
19.001 - 19.500	9	998,398	0.30	110,933	12.305	395.90	592	86.4
Greater than 19.500	9	555,294	0.17	61,699	13.083	380.15	580	93.0
Total	1,738	$330,980,939	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.102%.

Initial Periodic Rate Caps for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	19	$4,158,236	1.26%	$218,855	7.443%	366.84	591	81.5%
1.500	1,378	260,687,179	78.76	189,178	8.264	411.95	595	78.0
2.000	9	1,290,876	0.39	143,431	8.361	359.57	609	76.6
3.000	329	64,300,878	19.43	195,443	8.180	374.45	604	75.7
4.000	1	144,665	0.04	144,665	8.875	356.00	562	49.2
5.000	1	244,797	0.07	244,797	6.875	358.00	640	51.6
6.000	1	154,308	0.05	154,308	6.800	359.00	607	78.0
Total	1,738	$330,980,939	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.793%.

Subsequent Periodic Rate Caps for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	308	$59,350,762	17.93%	$192,697	8.223%	368.62	602	76.3%
1.500	1,429	271,485,512	82.02	189,983	8.238	411.52	596	77.8
2.500	1	144,665	0.04	144,665	8.875	356.00	562	49.2
Total	1,738	$330,980,939	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.411%.

Minimum Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	33	$9,245,040	2.79%	$280,153	5.772%	423.86	612	63.5%
6.001 - 7.000	210	47,521,753	14.36	226,294	6.659	410.87	609	71.4
7.001 - 8.000	496	103,979,323	31.42	209,636	7.598	408.03	600	76.9
8.001 - 9.000	477	89,928,290	27.17	188,529	8.543	401.87	596	80.0
9.001 - 10.000	334	55,901,489	16.89	167,370	9.570	392.67	588	80.5
Greater than 10.000	188	24,405,045	7.37	129,814	10.774	397.04	575	81.6
Total	1,738	$330,980,939	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.236%.

Next Adjustment Dates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	6	$1,191,415	0.36%	$198,569	7.256%	359.00	563	84.1%
September 2007	4	937,770	0.28	234,443	8.030	360.00	601	73.1
October 2007	6	1,390,839	0.42	231,807	6.903	360.00	570	79.9
October 2008	1	268,861	0.08	268,861	7.350	355.00	637	68.7
November 2008	8	1,382,663	0.42	172,833	8.405	356.00	603	67.4
December 2008	4	807,764	0.24	201,941	9.273	357.00	609	82.4
January 2009	33	6,453,330	1.95	195,555	8.329	381.15	607	78.0
February 2009	353	63,366,175	19.14	179,508	8.329	365.48	598	77.1
March 2009	857	164,311,671	49.64	191,729	8.228	422.32	593	77.6
April 2009	325	61,707,304	18.64	189,869	8.378	406.09	597	78.9
December 2009	1	204,805	0.06	204,805	7.390	357.00	586	85.0
January 2010	2	349,713	0.11	174,857	7.947	358.00	584	81.7
February 2010	28	5,384,726	1.63	192,312	7.990	361.67	613	73.7
March 2010	47	9,061,879	2.74	192,806	8.206	399.36	612	79.5
April 2010	11	2,934,400	0.89	266,764	7.848	404.62	622	70.1
January 2012	1	244,797	0.07	244,797	6.875	358.00	640	51.6
February 2012	10	2,188,875	0.66	218,888	7.844	359.00	605	83.4
March 2012	29	5,906,678	1.78	203,679	7.503	414.52	603	71.7
April 2012	12	2,887,275	0.87	240,606	7.172	403.70	629	76.1
Total	1,738	$330,980,939	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is April 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,628	$304,961,678	92.14%	$187,323	8.288%	407.58	591	77.4%
60	98	22,750,655	6.87	232,150	7.710	359.54	662	78.8
120	12	3,268,606	0.99	272,384	7.039	359.75	659	82.3
Total	1,738	$330,980,939	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-Month LIBOR	14	$5,514,640	0.85%	$393,903	7.795%	359.60	567	79.3%
2/28 6-month LIBOR	1,115	212,333,068	32.88	190,433	8.932	359.63	595	81.0
2/38 6-month LIBOR	467	129,730,360	20.09	277,795	8.575	479.96	590	80.5
2/28 6-month LIBOR - 120-month Interest Only	1	200,000	0.03	200,000	6.000	358.00	666	64.5
2/28 6-month LIBOR - 60-month Interest Only	580	168,976,998	26.16	291,340	8.029	359.47	631	82.1
2/28 6-month LIBOR - 84-month Interest Only	1	379,905	0.06	379,905	8.750	352.00	655	95.0
2/28 6-month LIBOR - 40/30-Year Balloon	22	5,656,673	0.88	257,121	8.215	359.61	588	72.5
3/27 12-month LIBOR	3	632,996	0.10	210,999	6.987	358.09	715	80.0
3/27 6-month LIBOR	82	13,787,123	2.13	168,136	8.943	359.21	589	79.8
3/37 12-month LIBOR	1	216,246	0.03	216,246	6.250	475.00	709	68.6
3/37 6-month LIBOR	20	6,236,407	0.97	311,820	8.274	480.00	602	80.1
3/27 6-month LIBOR - 120-month Interest Only	2	414,800	0.06	207,400	5.625	360.00	726	69.6
3/27 6-month LIBOR - 60-month Interest Only	18	5,326,239	0.82	295,902	7.810	359.15	630	81.7
3/27 12-month LIBOR - 120-month Interest Only	17	3,812,556	0.59	224,268	6.340	359.13	681	60.9
3/27 12-month LIBOR - 36-month Interest Only	5	1,228,000	0.19	245,600	6.732	359.29	703	63.9
5/25 6-month LIBOR	22	5,840,032	0.90	265,456	7.297	359.27	655	70.1
5/25 12-month LIBOR	19	4,396,031	0.68	231,370	6.396	359.39	682	60.7
5/35 6-month LIBOR	23	7,399,368	1.15	321,712	7.170	480.00	609	77.3
5/25 12-month LIBOR - 120-month Interest Only	98	24,134,299	3.74	246,268	6.598	359.62	698	67.2
5/25 12-month LIBOR - 60-month Interest Only	18	3,430,100	0.53	190,561	6.718	359.19	697	68.1
5/25 6-month LIBOR - 120-month Interest Only	55	17,072,642	2.64	310,412	6.688	359.23	675	77.2
7/23 12-month LIBOR	1	182,400	0.03	182,400	6.125	360.00	750	80.0
7/33 1-year CMT	1	241,901	0.04	241,901	6.750	479.00	667	79.3
7/33 12-month LIBOR	7	1,249,250	0.19	178,464	6.070	480.00	709	64.4
7/23 12-month LIBOR - 120-month Interest Only	19	4,413,222	0.68	232,275	6.123	359.32	688	57.9
7/23 12-month LIBOR - 84-month Interest Only	2	353,495	0.05	176,748	5.901	351.38	728	39.7
7/23 6-month LIBOR - 120-month Interest Only	5	1,326,285	0.21	265,257	6.359	356.79	710	72.8
7/33 12-month LIBOR - 120-month Interest Only	1	135,000	0.02	135,000	6.625	477.00	747	43.5
10/20 12-month LIBOR	3	661,487	0.10	220,496	5.849	359.42	673	53.1
10/30 12-month LIBOR	3	560,742	0.09	186,914	6.370	477.88	624	51.8
10/20 12-month LIBOR - 120-month Interest Only	82	19,780,034	3.06	241,220	6.247	359.59	699	57.6
10/30 12-month LIBOR - 120-month Interest Only	1	205,100	0.03	205,100	5.750	480.00	712	56.7
Total	2,708	$645,827,401	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	2,184	$499,853,027	77.40%	$228,870	8.172%	359.50	624	78.7%
ARM 480	524	145,974,374	22.60	278,577	8.449	479.94	593	80.0
Total	2,708	$645,827,401	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	12	$586,671	0.09%	$48,889	9.997%	399.02	602	57.4%
$50,000.01 - $75,000.00	114	7,318,613	1.13	64,198	9.909	367.11	579	75.3
$75,000.01 - $100,000.00	201	17,661,491	2.73	87,868	9.064	373.61	589	76.5
$100,000.01 - $150,000.00	563	70,836,776	10.97	125,820	8.838	379.68	599	79.4
$150,000.01 - $200,000.00	531	92,522,762	14.33	174,242	8.398	379.09	615	78.3
$200,000.01 - $250,000.00	335	74,761,494	11.58	223,169	8.288	385.10	615	80.0
$250,000.01 - $300,000.00	250	68,863,938	10.66	275,456	7.984	385.69	625	78.8
$300,000.01 - $350,000.00	153	49,885,746	7.72	326,051	8.038	381.73	626	77.4
$350,000.01 - $400,000.00	145	54,124,800	8.38	373,274	7.780	384.28	634	79.3
$400,000.01 - $450,000.00	122	52,045,059	8.06	426,599	7.824	393.30	624	79.5
$450,000.01 - $500,000.00	107	50,750,961	7.86	474,308	8.133	402.25	619	79.8
$500,000.01 - $550,000.00	55	29,048,195	4.50	528,149	8.304	396.66	615	81.5
$550,000.01 - $600,000.00	50	28,901,392	4.48	578,028	8.049	400.43	625	81.5
$600,000.01 - $650,000.00	32	19,958,534	3.09	623,704	7.857	400.70	608	77.3
$650,000.01 - $700,000.00	16	10,837,623	1.68	677,351	8.216	390.23	599	74.0
$700,000.01 - $750,000.00	8	5,850,848	0.91	731,356	8.129	389.11	618	77.2
$750,000.01 - $800,000.00	3	2,382,757	0.37	794,252	9.267	359.66	658	83.3
$800,000.01 - $850,000.00	6	5,015,243	0.78	835,874	8.653	380.17	606	71.9
$850,000.01 - $900,000.00	4	3,514,500	0.54	878,625	7.260	389.65	648	78.5
Greater than $900,000.00	1	960,000	0.15	960,000	6.900	480.00	611	80.0
Total	2,708	$645,827,401	100.00%

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	45	$6,417,880	0.99%	$142,620	9.507%	367.66	579	86.6%
Alaska	3	856,158	0.13	285,386	9.376	402.01	556	86.1
Arizona	137	30,726,737	4.76	224,283	8.326	384.55	622	77.7
Arkansas	9	1,101,435	0.17	122,382	9.979	384.75	590	89.1
California	436	161,500,781	25.01	370,415	7.367	385.12	636	75.4
Colorado	38	7,831,139	1.21	206,083	8.170	381.87	621	84.8
Connecticut	37	8,867,750	1.37	239,669	8.713	410.32	598	78.1
Delaware	7	1,416,586	0.22	202,369	9.179	392.27	585	89.3
District of Columbia	8	1,852,907	0.29	231,613	8.495	398.32	637	76.7
Florida	431	94,045,050	14.56	218,202	8.314	384.36	623	78.0
Georgia	75	12,730,766	1.97	169,744	8.851	376.71	609	83.3
Hawaii	4	1,586,610	0.25	396,653	7.968	423.93	578	61.0
Idaho	24	3,673,701	0.57	153,071	8.548	386.55	583	79.2
Illinois	121	28,663,797	4.44	236,891	8.726	382.97	617	80.6
Indiana	22	2,930,584	0.45	133,208	9.575	366.56	588	85.7
Iowa	10	1,205,136	0.19	120,514	9.189	374.88	593	87.4
Kansas	10	1,169,426	0.18	116,943	9.907	359.94	588	85.8
Kentucky	10	1,630,710	0.25	163,071	8.224	371.79	600	79.9
Louisiana	25	3,583,168	0.55	143,327	9.217	369.45	591	85.9
Maine	4	1,930,200	0.30	482,550	8.751	360.00	572	78.0
Maryland	72	18,453,610	2.86	256,300	8.374	403.14	606	80.3
Massachusetts	28	9,796,064	1.52	349,859	8.523	393.56	597	82.2
Michigan	71	9,047,296	1.40	127,427	9.617	375.43	590	85.7
Minnesota	27	6,158,911	0.95	228,108	8.417	393.57	611	80.3
Mississippi	14	2,302,201	0.36	164,443	9.391	373.99	601	86.4
Missouri	37	4,282,027	0.66	115,730	9.184	372.96	596	84.1
Montana	7	2,158,100	0.33	308,300	8.504	432.09	565	77.7
Nebraska	4	388,059	0.06	97,015	9.068	400.67	567	79.4
Nevada	66	16,379,388	2.54	248,173	7.854	378.79	634	77.6
New Hampshire	7	1,511,642	0.23	215,949	8.826	441.41	539	80.5
New Jersey	87	24,304,034	3.76	279,357	8.523	390.72	600	79.1
New Mexico	19	3,099,790	0.48	163,147	8.844	388.04	596	85.8
New York	113	42,687,382	6.61	377,764	8.150	420.05	620	78.3
North Carolina	51	11,319,621	1.75	221,953	9.235	372.66	606	85.7
North Dakota	2	297,250	0.05	148,625	8.637	360.00	604	70.0
Ohio	19	2,153,682	0.33	113,352	9.092	361.57	596	83.3
Oklahoma	20	2,361,301	0.37	118,065	9.472	359.69	576	83.2
Oregon	38	7,273,449	1.13	191,407	7.976	392.03	621	74.4
Pennsylvania	87	13,185,412	2.04	151,556	8.727	388.01	593	81.2
Rhode Island	9	2,282,165	0.35	253,574	8.588	454.73	581	84.6
South Carolina	17	2,388,238	0.37	140,485	9.510	371.93	583	88.2
South Dakota	2	556,700	0.09	278,350	9.834	404.23	577	95.0
Tennessee	49	7,368,581	1.14	150,379	8.889	361.08	594	81.6
Texas	153	23,146,401	3.58	151,284	8.825	366.20	605	83.7
Utah	40	8,909,639	1.38	222,741	8.639	385.03	613	81.4
Vermont	2	281,867	0.04	140,934	7.851	410.51	559	85.6
Virginia	81	20,333,512	3.15	251,031	8.519	385.43	598	79.6
Washington	94	22,735,353	3.52	241,865	7.862	385.20	620	78.2
West Virginia	8	1,361,305	0.21	170,163	9.251	368.90	625	90.2
Wisconsin	25	4,722,597	0.73	188,904	9.315	377.92	598	78.6
Wyoming	3	861,300	0.13	287,100	9.228	360.00	583	92.1
Total	2,708	$645,827,401	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	163	$31,777,550	4.92%	$194,954	7.051%	376.80	639	40.0%
50.01 - 55.00	58	13,501,531	2.09	232,785	7.450	376.79	620	52.8
55.01 - 60.00	86	19,916,495	3.08	231,587	7.199	380.11	615	57.6
60.01 - 65.00	88	21,898,398	3.39	248,845	7.713	390.03	609	63.0
65.01 - 70.00	127	32,629,879	5.05	256,928	7.718	386.73	610	68.3
70.01 - 75.00	177	42,476,615	6.58	239,981	8.129	400.02	591	73.7
75.01 - 80.00	981	242,197,227	37.50	246,888	8.036	383.93	639	79.7
80.01 - 85.00	256	62,127,961	9.62	242,687	8.491	390.67	583	84.4
85.01 - 90.00	404	102,106,514	15.81	252,739	8.820	392.33	598	89.6
90.01 - 95.00	264	58,404,388	9.04	221,229	9.143	386.96	606	94.8
95.01 - 100.00	104	18,790,841	2.91	180,681	9.334	375.63	626	99.9
Total	2,708	$645,827,401	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	159	$31,048,550	4.81%	$195,274	7.050%	376.92	639	39.9%
50.01 - 55.00	57	13,235,332	2.05	232,199	7.489	377.12	618	52.8
55.01 - 60.00	85	19,521,495	3.02	229,665	7.226	380.52	612	57.6
60.01 - 65.00	88	21,617,398	3.35	245,652	7.736	390.81	610	62.8
65.01 - 70.00	125	32,340,500	5.01	258,724	7.727	386.97	608	68.2
70.01 - 75.00	158	38,904,537	6.02	246,231	8.165	403.57	586	73.3
75.01 - 80.00	324	81,307,388	12.59	250,949	8.091	389.45	601	79.1
80.01 - 85.00	261	63,768,080	9.87	244,322	8.445	390.68	584	84.2
85.01 - 90.00	420	106,408,735	16.48	253,354	8.751	391.34	601	89.0
90.01 - 95.00	287	64,559,573	10.00	224,946	8.982	385.96	610	93.4
95.01 - 100.00	744	173,115,812	26.81	232,683	8.183	380.29	654	82.1
Total	2,708	$645,827,401	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 4.500	1	$242,000	0.04%	$242,000	4.250%	358.00	624	45.7%
4.501 - 5.000	2	382,000	0.06	191,000	5.000	360.00	711	42.3
5.001 - 5.500	16	4,485,431	0.69	280,339	5.418	363.77	674	68.2
5.501 - 6.000	78	23,278,017	3.60	298,436	5.859	378.17	669	62.6
6.001 - 6.500	190	52,251,997	8.09	275,011	6.328	369.21	669	65.7
6.501 - 7.000	185	56,144,745	8.69	303,485	6.827	378.91	646	75.8
7.001 - 7.500	246	69,399,194	10.75	282,111	7.320	386.23	628	78.6
7.501 - 8.000	327	88,328,098	13.68	270,117	7.805	384.67	628	78.8
8.001 - 8.500	334	81,338,317	12.59	243,528	8.326	394.55	612	79.1
8.501 - 9.000	394	88,370,157	13.68	224,290	8.792	396.27	602	82.5
9.001 - 9.500	325	71,153,576	11.02	218,934	9.287	392.67	590	83.9
9.501 - 10.000	307	59,826,611	9.26	194,875	9.769	387.95	583	85.8
10.001 - 10.500	127	23,388,280	3.62	184,160	10.268	389.59	573	83.8
10.501 - 11.000	104	16,316,004	2.53	156,885	10.785	384.58	580	83.6
11.001 - 11.500	35	4,954,179	0.77	141,548	11.283	389.86	575	81.6
11.501 - 12.000	27	4,285,117	0.66	158,708	11.740	366.19	596	89.1
12.001 - 12.500	5	1,104,179	0.17	220,836	12.325	358.85	588	92.8
12.501 - 13.000	2	296,150	0.05	148,075	12.895	360.00	596	98.6
13.001 - 13.500	1	61,750	0.01	61,750	13.250	360.00	585	95.0
13.501 - 14.000	1	64,350	0.01	64,350	13.750	360.00	667	100.0
Greater than 14.000	1	157,250	0.02	157,250	14.250	360.00	515	85.0
Total	2,708	$645,827,401	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,897	$442,284,781	68.48%	$233,150	8.247%	389.93	611	78.6%
Planned Unit Development	463	117,280,804	18.16	253,306	8.251	375.40	620	81.4
Low-Rise Condominium	213	46,463,756	7.19	218,140	8.137	376.93	644	78.6
Two Family Home	97	29,138,270	4.51	300,395	8.416	405.66	632	78.5
High-Rise Condominium	12	3,867,548	0.60	322,296	7.494	359.82	681	70.3
Three Family Home	9	3,204,500	0.50	356,056	6.954	381.74	714	63.5
Four Family Home	12	3,062,316	0.47	255,193	7.745	369.74	642	68.4
Manufactured Housing (1)	5	525,427	0.08	105,085	8.763	359.42	572	57.7
Total	2,708	$645,827,401	100.00%
____________
(1)	Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,372	$340,142,643	52.67%	$247,917	8.194%	391.89	596	76.0%
Purchase	1,208	274,849,124	42.56	227,524	8.454	382.13	637	83.9
Refinance - Rate/Term	128	30,835,635	4.77	240,903	6.723	370.71	666	67.4
Total	2,708	$645,827,401	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	2,522	$608,691,503	94.25%	$241,353	8.246%	387.80	614	79.5%
Investment Property	154	28,695,810	4.44	186,336	7.972	371.85	670	69.9
Second Home	32	8,440,088	1.31	263,753	8.280	359.70	661	69.3
Total	2,708	$645,827,401	100.00%
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
301 - 360	2,184	$499,853,027	77.40%	$228,870	8.172%	359.50	624	78.7%
Greater than 360	524	145,974,374	22.60	278,577	8.449	479.94	593	80.0
Total	2,708	$645,827,401	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,705	$367,919,725	56.97%	$215,789	8.368%	389.83	592	81.3%
Stated Income	681	201,309,211	31.17	295,608	8.676	389.96	631	80.2
Reduced	161	39,279,635	6.08	243,973	6.517	360.74	697	65.6
Preferred	50	12,372,831	1.92	247,457	6.081	368.42	711	59.8
Full/Alternative	49	10,622,274	1.64	216,781	6.364	369.63	687	65.8
Stated Income/Stated Asset	19	4,984,253	0.77	262,329	6.562	361.98	683	67.9
No Income/No Asset	18	3,887,823	0.60	215,990	6.544	363.28	696	62.5
No Ratio	16	3,733,499	0.58	233,344	6.595	359.27	699	58.7
Streamlined	9	1,718,150	0.27	190,906	6.391	360.00	706	57.0
Total	2,708	$645,827,401	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	2	$563,400	0.09%	$281,700	9.171%	413.67	803	90.0%
781 - 800	5	1,841,891	0.29	368,378	7.678	359.65	791	68.8
761 - 780	16	4,536,307	0.70	283,519	6.832	370.67	767	71.0
741 - 760	41	9,030,210	1.40	220,249	6.905	375.15	750	70.9
721 - 740	55	16,835,514	2.61	306,100	7.477	368.54	729	74.6
701 - 720	119	31,009,929	4.80	260,588	6.864	375.01	710	69.7
681 - 700	117	31,620,342	4.90	270,259	7.338	371.89	690	76.1
661 - 680	200	52,235,177	8.09	261,176	7.641	378.75	670	76.8
641 - 660	278	73,990,142	11.46	266,152	7.962	387.00	650	79.3
621 - 640	303	74,867,873	11.59	247,089	8.052	374.37	630	81.2
601 - 620	377	87,104,216	13.49	231,046	8.380	383.72	610	83.3
581 - 600	322	78,029,363	12.08	242,327	8.598	380.60	591	82.0
561 - 580	268	60,451,836	9.36	225,567	8.724	399.66	570	80.5
541 - 560	229	51,226,740	7.93	223,698	8.797	407.97	551	80.2
521 - 540	215	42,767,797	6.62	198,920	9.029	403.45	531	76.6
501 - 520	155	28,254,311	4.37	182,286	9.402	414.32	512	72.6
500 or Less	6	1,462,352	0.23	243,725	8.733	418.64	500	72.4
Total	2,708	$645,827,401	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	2,239	$542,070,806	83.93%	$242,104	8.150%	383.32	627	79.9%
A-	125	33,735,263	5.22	269,882	8.291	391.26	575	77.1
B	188	41,304,732	6.40	219,706	8.740	413.43	561	74.9
C	120	23,310,636	3.61	194,255	8.945	408.29	555	70.3
C-	11	1,588,859	0.25	144,442	9.439	410.46	566	66.0
D	25	3,817,105	0.59	152,684	9.394	399.78	561	56.3
Total	2,708	$645,827,401	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	780	$188,463,103	29.18%	$241,619	8.593%	385.09	616	77.4%
12	223	71,672,472	11.10	321,401	8.138	398.50	630	77.6
24	1,422	316,964,658	49.08	222,901	8.316	387.89	604	81.4
36	192	47,026,191	7.28	244,928	7.155	369.99	658	73.1
60	91	21,700,976	3.36	238,472	6.594	381.25	671	73.0
Total	2,708	$645,827,401	100.00%

Months to Next Adjustment Date for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	15	$5,624,798	0.87%	$374,987	7.780%	359.23	571	79.3%
13 - 18	16	1	379,905	0.06	379,905	8.750	352.00	655	95.0
19 - 24	24	2,184	516,786,941	80.02	236,624	8.539	389.79	605	81.2
25 - 31	30	2	389,322	0.06	194,661	5.972	420.76	709	73.7
32 - 37	35	146	31,265,045	4.84	214,144	8.147	383.31	618	77.1
38 or Greater	75	360	91,381,390	14.15	253,837	6.579	372.28	683	67.0
Total		2,708	$645,827,401	100.00%

Gross Margins for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	315	$74,885,750	11.60%	$237,733	6.433%	363.47	696	63.5%
3.001 - 4.000	20	4,990,972	0.77	249,549	7.690	371.60	654	80.1
4.001 - 5.000	49	11,235,335	1.74	229,293	7.904	367.53	618	78.5
5.001 - 6.000	277	66,269,375	10.26	239,240	8.222	378.72	614	78.2
6.001 - 7.000	1,708	409,412,609	63.39	239,703	8.415	394.25	606	81.0
7.001 - 8.000	290	69,718,463	10.80	240,408	9.037	382.93	598	83.6
8.001 - 9.000	36	6,619,377	1.02	183,872	9.253	359.46	602	84.4
9.001 - 10.000	9	1,199,808	0.19	133,312	10.868	359.52	597	89.7
10.001 - 11.000	3	875,712	0.14	291,904	12.156	358.43	577	94.4
12.001 - 13.000	1	620,000	0.10	620,000	6.250	360.00	649	68.9
Total	2,708	$645,827,401	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.048%.

Maximum Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$186,000	0.03%	$186,000	5.000%	360.00	705	55.0%
10.001 - 10.500	8	2,051,799	0.32	256,475	5.296	368.55	694	55.9
10.501 - 11.000	46	11,636,826	1.80	252,974	5.826	371.46	697	55.0
11.001 - 11.500	126	29,771,701	4.61	236,283	6.336	361.14	691	61.1
11.501 - 12.000	60	14,694,753	2.28	244,913	6.588	364.71	705	68.3
12.001 - 12.500	64	16,516,836	2.56	258,076	6.650	360.60	681	71.4
12.501 - 13.000	53	17,848,070	2.76	336,756	6.414	375.50	649	73.4
13.001 - 13.500	77	24,758,556	3.83	321,540	6.715	378.60	633	75.6
13.501 - 14.000	165	53,374,758	8.26	323,483	7.167	380.36	626	78.6
14.001 - 14.500	233	67,663,497	10.48	290,401	7.509	388.26	618	80.0
14.501 - 15.000	323	82,082,804	12.71	254,126	7.929	386.15	625	79.0
15.001 - 15.500	325	76,815,051	11.89	236,354	8.462	396.59	604	79.0
15.501 - 16.000	387	85,660,628	13.26	221,345	8.894	397.60	599	82.6
16.001 - 16.500	292	63,757,228	9.87	218,347	9.319	394.62	592	84.0
16.501 - 17.000	268	52,556,358	8.14	196,106	9.793	390.57	582	86.2
17.001 - 17.500	114	20,970,476	3.25	183,952	10.280	393.07	570	83.9
17.501 - 18.000	96	14,928,912	2.31	155,510	10.803	386.96	579	83.3
18.001 - 18.500	36	5,510,778	0.85	153,077	11.437	386.61	577	83.0
18.501 - 19.000	26	4,133,640	0.64	158,986	11.746	366.42	596	88.9
19.001 - 19.500	3	329,229	0.05	109,743	12.294	360.00	602	87.8
Greater than 19.500	5	579,500	0.09	115,900	13.396	360.00	581	94.7
Total	2,708	$645,827,401	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.893%.

Initial Periodic Rate Caps for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	18	$7,444,840	1.15%	$413,602	8.043%	359.70	569	78.9%
1.500	1,862	437,448,354	67.73	234,935	8.538	395.55	604	81.2
2.000	43	9,233,453	1.43	214,731	6.920	361.52	671	68.3
3.000	495	122,134,849	18.91	246,737	8.285	371.86	616	80.0
5.000	259	61,024,473	9.45	235,616	6.428	364.17	696	62.9
6.000	30	8,323,932	1.29	277,464	6.394	358.99	711	72.8
7.000	1	217,500	0.03	217,500	8.250	360.00	617	80.0
Total	2,708	$645,827,401	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.176%.

Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	452	$109,917,895	17.02%	$243,181	8.425%	365.11	612	80.4%
1.500	1,945	461,983,695	71.53	237,524	8.480	395.57	605	81.0
2.000	311	73,925,811	11.45	237,704	6.412	363.61	697	63.7
Total	2,708	$645,827,401	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.472%.

Minimum Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	307	$72,845,995	11.28%	$237,283	6.406%	363.40	697	63.4%
3.001 - 4.000	9	2,385,723	0.37	265,080	6.658	358.23	718	80.3
4.001 - 5.000	1	144,020	0.02	144,020	6.750	359.00	712	80.0
5.001 - 6.000	27	10,827,891	1.68	401,033	5.809	386.89	620	72.9
6.001 - 7.000	173	59,939,851	9.28	346,473	6.680	384.05	626	76.5
7.001 - 8.000	529	148,747,906	23.03	281,187	7.606	386.91	623	78.8
8.001 - 9.000	727	169,328,570	26.22	232,914	8.568	395.54	607	80.8
9.001 - 10.000	632	130,980,186	20.28	207,247	9.507	390.51	587	84.8
Greater than 10.000	303	50,627,259	7.84	167,087	10.739	385.02	578	84.3
Total	2,708	$645,827,401	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.756%.

Next Adjustment Dates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	7	$2,329,133	0.36%	$332,733	8.236%	358.15	590	84.6%
September 2007	5	1,738,165	0.27	347,633	7.957	360.00	579	80.0
October 2007	3	1,557,500	0.24	519,167	6.900	360.00	534	70.5
July 2008	1	379,905	0.06	379,905	8.750	352.00	655	95.0
November 2008	5	1,359,236	0.21	271,847	8.136	356.00	617	71.2
December 2008	14	4,000,892	0.62	285,778	8.484	384.10	618	81.6
January 2009	53	12,486,573	1.93	235,596	8.765	359.14	618	81.8
February 2009	548	133,897,859	20.73	244,339	8.360	361.48	611	81.7
March 2009	1,123	258,107,003	39.97	229,837	8.564	403.38	603	80.4
April 2009	441	106,935,378	16.56	242,484	8.681	396.63	603	82.3
August 2009	1	173,076	0.03	173,076	5.625	353.00	708	80.0
October 2009	1	216,246	0.03	216,246	6.250	475.00	709	68.6
November 2009	3	615,376	0.10	205,125	8.100	356.00	655	65.7
December 2009	1	125,432	0.02	125,432	9.990	357.00	542	80.0
January 2010	11	2,378,470	0.37	216,225	7.827	358.00	625	78.6
February 2010	55	12,028,354	1.86	218,697	8.440	359.00	611	80.5
March 2010	58	12,581,892	1.95	216,929	7.855	404.39	627	74.7
April 2010	18	3,535,523	0.55	196,418	8.346	413.69	600	74.9
September 2010	1	342,000	0.05	342,000	6.250	342.00	672	63.3
July 2011	1	191,600	0.03	191,600	7.875	352.00	757	90.0
October 2011	2	717,579	0.11	358,789	7.119	355.00	645	66.2
November 2011	1	646,294	0.10	646,294	6.750	356.00	720	75.9
December 2011	4	892,100	0.14	223,025	6.786	357.00	718	74.6
January 2012	4	1,391,151	0.22	347,788	6.640	358.00	692	70.9
February 2012	50	12,545,169	1.94	250,903	6.663	359.00	679	72.7
March 2012	122	31,888,294	4.94	261,379	6.780	379.93	677	72.2
April 2012	50	13,658,287	2.11	273,166	6.739	378.47	666	66.4
January 2013	1	194,995	0.03	194,995	6.125	346.00	728	49.4
October 2013	3	747,473	0.12	249,158	6.966	355.00	700	66.1
December 2013	2	464,800	0.07	232,400	6.359	391.85	708	69.4
January 2014	4	909,335	0.14	227,334	6.016	358.00	666	61.4
February 2014	5	1,281,601	0.20	256,320	6.223	381.65	701	62.1
March 2014	19	3,945,850	0.61	207,676	6.037	389.78	700	59.6
April 2014	2	357,500	0.06	178,750	5.997	450.63	711	68.1
November 2016	1	297,742	0.05	297,742	7.000	476.00	580	49.8
December 2016	1	150,000	0.02	150,000	6.250	357.00	763	13.6
January 2017	6	1,785,000	0.28	297,500	6.176	358.00	666	57.7
February 2017	17	4,442,623	0.69	261,331	6.182	359.00	702	64.0
March 2017	47	10,582,848	1.64	225,167	6.272	360.00	701	55.9
April 2017	17	3,949,150	0.61	232,303	6.154	374.22	697	55.5
Total	2,708	$645,827,401	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is October 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,803	$394,638,725	61.11%	$218,879	8.668%	404.00	596	80.0%
36	5	1,228,000	0.19	245,600	6.732	359.29	703	63.9
60	616	177,733,337	27.52	288,528	7.997	359.45	633	81.8
84	3	733,400	0.11	244,467	7.377	351.70	690	68.3
120	281	71,493,939	11.07	254,427	6.465	359.99	692	66.1
Total	2,708	$645,827,401	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	30	$9,034,663	0.92%	$301,155	7.611%	359.62	570	79.4%
2/28 6-month LIBOR	2,091	373,124,291	38.20	178,443	8.748	359.61	595	80.0
2/38 6-month LIBOR	964	243,418,837	24.92	252,509	8.338	479.95	587	78.5
2/28 6-month LIBOR - 120-month Interest Only	1	200,000	0.02	200,000	6.000	358.00	666	64.5
2/28 6-month LIBOR - 60-month Interest Only	666	188,664,153	19.31	283,280	8.002	359.47	635	81.8
2/28 6-month LIBOR - 84-month Interest Only	1	379,905	0.04	379,905	8.750	352.00	655	95.0
2/28 6-month LIBOR -40/30-Year Balloon	44	9,787,586	1.00	222,445	8.197	359.52	589	72.4
3/27 12-month LIBOR	3	632,996	0.06	210,999	6.987	358.09	715	80.0
3/27 6-month LIBOR	137	23,603,558	2.42	172,289	8.718	359.33	593	78.4
3/37 12-month LIBOR	1	216,246	0.02	216,246	6.250	475.00	709	68.6
3/37 6-month LIBOR	38	10,419,842	1.07	274,206	8.084	479.99	601	78.2
3/27 6-month LIBOR - 120-month Interest Only	2	414,800	0.04	207,400	5.625	360.00	726	69.6
3/27 6-month LIBOR - 60-month Interest Only	30	8,389,739	0.86	279,658	7.625	359.31	643	79.5
3/27 12-month LIBOR - 120-month Interest Only	17	3,812,556	0.39	224,268	6.340	359.13	681	60.9
3/27 12-month LIBOR - 36-month Interest Only	5	1,228,000	0.13	245,600	6.732	359.29	703	63.9
3/27 6-month LIBOR -40/30-Year Balloon	4	872,153	0.09	218,038	8.268	359.63	649	82.1
5/25 12-month LIBOR	19	4,396,031	0.45	231,370	6.396	359.39	682	60.7
5/25 6-month LIBOR	41	9,819,302	1.01	239,495	7.535	359.43	634	71.0
5/35 6-month LIBOR	43	11,134,321	1.14	258,938	7.262	480.00	598	75.5
5/25 6-month LIBOR - 120-month Interest Only	67	20,341,248	2.08	303,601	6.745	359.32	672	78.1
5/25 12-month LIBOR - 120-month Interest Only	98	24,134,299	2.47	246,268	6.598	359.62	698	67.2
5/25 12-month LIBOR - 60-month Interest Only	18	3,430,100	0.35	190,561	6.718	359.19	697	68.1
5/25 6-month LIBOR - 40/30-Year Balloon	1	244,797	0.03	244,797	6.875	358.00	640	51.6
7/23 12-month LIBOR	1	182,400	0.02	182,400	6.125	360.00	750	80.0
7/33 1-year CMT	1	241,901	0.02	241,901	6.750	479.00	667	79.3
7/33 12-month LIBOR	7	1,249,250	0.13	178,464	6.070	480.00	709	64.4
7/23 12-month LIBOR - 120-month Interest Only	19	4,413,222	0.45	232,275	6.123	359.32	688	57.9
7/23 12-month LIBOR - 84-month Interest Only	2	353,495	0.04	176,748	5.901	351.38	728	39.7
7/23 6-month LIBOR - 120-month Interest Only	5	1,326,285	0.14	265,257	6.359	356.79	710	72.8
7/33 12-month LIBOR - 120-month Interest Only	1	135,000	0.01	135,000	6.625	477.00	747	43.5
10/20 12-month LIBOR	3	661,487	0.07	220,496	5.849	359.42	673	53.1
10/30 12-month LIBOR	3	560,742	0.06	186,914	6.370	477.88	624	51.8
10/20 12-month LIBOR - 120-month Interest Only	82	19,780,034	2.02	241,220	6.247	359.59	699	57.6
10/30 12-month LIBOR - 120-month Interest Only	1	205,100	0.02	205,100	5.750	480.00	712	56.7
Total	4,446	$976,808,340	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	3,387	$709,227,101	72.61%	$209,397	8.224%	359.52	618	78.6%
ARM 480	1,059	267,581,239	27.39	252,674	8.263	479.95	589	78.2
Total	4,446	$976,808,340	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	24	$1,144,606	0.12%	$47,692	10.726%	379.85	600	68.8%
$50,000.01 - $75,000.00	217	13,860,259	1.42	63,872	10.077	368.76	580	80.4
$75,000.01 - $100,000.00	376	33,104,783	3.39	88,045	9.031	375.78	593	77.8
$100,000.01 - $150,000.00	994	124,636,580	12.76	125,389	8.677	383.44	599	79.2
$150,000.01 - $200,000.00	895	156,323,839	16.00	174,664	8.342	386.29	608	78.4
$200,000.01 - $250,000.00	556	123,958,891	12.69	222,948	8.253	393.13	607	79.0
$250,000.01 - $300,000.00	397	108,956,402	11.15	274,449	8.025	392.63	612	77.9
$300,000.01 - $350,000.00	299	97,112,385	9.94	324,791	7.940	398.44	614	76.7
$350,000.01 - $400,000.00	245	91,684,761	9.39	374,224	7.860	400.87	618	78.1
$400,000.01 - $450,000.00	153	64,814,283	6.64	423,623	7.883	401.18	619	78.7
$450,000.01 - $500,000.00	113	53,670,460	5.49	474,960	8.113	403.22	618	79.7
$500,000.01 - $550,000.00	56	29,568,195	3.03	528,003	8.279	395.99	616	81.1
$550,000.01 - $600,000.00	51	29,453,392	3.02	577,517	8.015	401.92	624	81.3
$600,000.01 - $650,000.00	32	19,958,534	2.04	623,704	7.857	400.70	608	77.3
$650,000.01 - $700,000.00	16	10,837,623	1.11	677,351	8.216	390.23	599	74.0
$700,000.01 - $750,000.00	8	5,850,848	0.60	731,356	8.129	389.11	618	77.2
$750,000.01 - $800,000.00	3	2,382,757	0.24	794,252	9.267	359.66	658	83.3
$800,000.01 - $850,000.00	6	5,015,243	0.51	835,874	8.653	380.17	606	71.9
$850,000.01 - $900,000.00	4	3,514,500	0.36	878,625	7.260	389.65	648	78.5
Greater than $900,000.00	1	960,000	0.10	960,000	6.900	480.00	611	80.0
Total	4,446	$976,808,340	100.00%

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	81	$10,741,914	1.10%	$132,616	9.253%	369.86	586	86.7%
Alaska	9	2,177,861	0.22	241,985	8.797	391.31	585	84.9
Arizona	231	47,147,507	4.83	204,102	8.273	388.16	617	77.8
Arkansas	12	1,583,085	0.16	131,924	9.494	393.17	574	87.1
California	694	231,753,690	23.73	333,939	7.478	398.12	620	73.3
Colorado	67	13,910,710	1.42	207,623	8.325	386.81	618	83.6
Connecticut	67	15,512,330	1.59	231,527	8.339	414.80	598	78.2
Delaware	9	1,960,186	0.20	217,798	8.860	383.32	600	88.2
District of Columbia	14	3,172,447	0.32	226,603	8.054	419.00	603	70.8
Florida	655	134,106,731	13.73	204,743	8.317	388.80	615	77.6
Georgia	153	24,668,023	2.53	161,229	8.829	386.18	607	84.4
Hawaii	12	4,454,148	0.46	371,179	7.625	404.54	585	58.8
Idaho	47	7,184,008	0.74	152,851	8.412	398.02	590	80.3
Illinois	199	44,325,676	4.54	222,742	8.674	385.38	620	80.3
Indiana	40	4,649,297	0.48	116,232	9.646	363.99	593	85.6
Iowa	18	1,985,734	0.20	110,319	8.846	388.73	603	81.9
Kansas	20	2,126,165	0.22	106,308	9.786	373.34	593	84.6
Kentucky	22	3,029,641	0.31	137,711	8.726	369.13	591	84.5
Louisiana	44	5,942,991	0.61	135,068	9.182	367.43	600	87.5
Maine	7	2,397,100	0.25	342,443	8.642	372.82	580	81.1
Maryland	120	29,526,183	3.02	246,052	8.251	411.25	605	80.2
Massachusetts	54	17,149,967	1.76	317,592	8.267	399.22	593	79.4
Michigan	103	12,915,993	1.32	125,398	9.505	373.25	589	84.7
Minnesota	47	10,321,227	1.06	219,601	8.418	394.27	617	79.6
Mississippi	27	3,839,747	0.39	142,213	9.139	373.41	589	84.4
Missouri	94	11,638,362	1.19	123,812	9.152	377.29	595	84.5
Montana	9	2,660,800	0.27	295,644	8.547	428.44	565	79.9
Nebraska	6	607,500	0.06	101,250	9.411	385.74	574	84.9
Nevada	91	21,433,297	2.19	235,531	7.878	388.86	627	77.8
New Hampshire	13	2,748,528	0.28	211,425	8.536	423.10	562	81.1
New Jersey	154	41,826,518	4.28	271,601	8.487	396.76	600	78.7
New Mexico	30	5,391,290	0.55	179,710	8.636	391.98	606	86.3
New York	173	58,783,087	6.02	339,787	8.016	420.10	612	76.7
North Carolina	92	17,073,439	1.75	185,581	9.065	376.83	606	85.0
North Dakota	3	392,250	0.04	130,750	8.967	360.00	589	76.1
Ohio	41	4,343,330	0.44	105,935	9.099	374.80	600	85.6
Oklahoma	32	3,548,409	0.36	110,888	9.212	359.72	579	83.1
Oregon	67	12,948,324	1.33	193,259	7.935	388.80	611	75.1
Pennsylvania	142	20,821,661	2.13	146,631	8.628	386.28	596	82.1
Rhode Island	12	2,801,758	0.29	233,480	8.608	451.51	580	83.8
South Carolina	25	3,518,772	0.36	140,751	9.448	375.49	584	86.5
South Dakota	2	556,700	0.06	278,350	9.834	404.23	577	95.0
Tennessee	85	11,811,728	1.21	138,962	8.771	366.62	603	84.4
Texas	236	32,472,837	3.32	137,597	8.848	365.93	602	84.2
Utah	66	13,640,520	1.40	206,675	8.461	385.58	606	82.5
Vermont	3	395,267	0.04	131,756	7.858	430.45	557	81.4
Virginia	124	29,018,975	2.97	234,024	8.436	392.69	597	80.4
Washington	136	31,786,905	3.25	233,727	7.862	393.04	610	79.4
West Virginia	17	2,372,595	0.24	139,564	9.178	370.04	612	86.4
Wisconsin	34	5,979,927	0.61	175,880	9.335	375.37	602	80.5
Wyoming	7	1,653,197	0.17	236,171	8.815	381.93	588	89.8
Total	4,446	$976,808,340	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	261	$49,645,981	5.08%	$190,214	7.390%	389.39	617	40.0%
50.01 - 55.00	98	21,591,352	2.21	220,320	7.522	384.21	607	52.8
55.01 - 60.00	149	34,841,389	3.57	233,835	7.426	393.86	599	57.8
60.01 - 65.00	166	40,780,150	4.17	245,664	7.689	404.89	598	63.1
65.01 - 70.00	247	58,537,840	5.99	236,995	7.844	396.54	594	68.4
70.01 - 75.00	315	71,916,166	7.36	228,305	8.100	403.56	586	73.8
75.01 - 80.00	1,434	322,655,440	33.03	225,004	8.053	387.81	631	79.6
80.01 - 85.00	454	101,354,110	10.38	223,247	8.436	395.07	583	84.4
85.01 - 90.00	724	163,882,648	16.78	226,357	8.693	397.28	603	89.5
90.01 - 95.00	427	84,859,515	8.69	198,734	9.068	388.45	606	94.8
95.01 - 100.00	171	26,743,750	2.74	156,396	9.458	376.54	627	99.9
Total	4,446	$976,808,340	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	254	$48,343,481	4.95%	$190,329	7.370%	389.42	618	39.8%
50.01 - 55.00	97	21,325,153	2.18	219,847	7.547	384.51	606	52.8
55.01 - 60.00	148	34,446,389	3.53	232,746	7.444	394.25	597	57.8
60.01 - 65.00	166	40,499,150	4.15	243,971	7.701	405.41	599	63.0
65.01 - 70.00	245	58,273,561	5.97	237,851	7.843	396.77	593	68.2
70.01 - 75.00	288	67,130,556	6.87	233,092	8.125	406.27	582	73.4
75.01 - 80.00	565	131,175,728	13.43	232,169	8.092	395.84	595	79.0
80.01 - 85.00	458	102,845,480	10.53	224,553	8.409	395.06	584	84.2
85.01 - 90.00	744	168,994,376	17.30	227,143	8.658	396.50	605	89.1
90.01 - 95.00	452	91,319,449	9.35	202,034	8.952	387.55	610	93.7
95.01 - 100.00	1,029	212,455,018	21.75	206,467	8.232	381.44	652	82.4
Total	4,446	$976,808,340	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
4.001 - 4.500	1	$242,000	0.02%	$242,000	4.250%	358.00	624	45.7%
4.501 - 5.000	2	382,000	0.04	191,000	5.000	360.00	711	42.3
5.001 - 5.500	23	6,443,271	0.66	280,142	5.389	384.98	659	63.4
5.501 - 6.000	104	30,565,217	3.13	293,896	5.867	388.44	655	63.5
6.001 - 6.500	255	68,274,456	6.99	267,743	6.331	382.16	654	66.3
6.501 - 7.000	330	87,644,039	8.97	265,588	6.824	387.92	633	74.8
7.001 - 7.500	447	113,489,707	11.62	253,892	7.323	395.93	617	77.6
7.501 - 8.000	622	148,216,908	15.17	238,291	7.802	393.16	617	78.3
8.001 - 8.500	566	126,546,795	12.96	223,581	8.320	398.15	606	79.3
8.501 - 9.000	639	133,089,969	13.62	208,279	8.787	397.22	601	81.8
9.001 - 9.500	485	97,684,857	10.00	201,412	9.294	392.63	592	83.0
9.501 - 10.000	481	89,196,818	9.13	185,440	9.779	389.55	582	84.0
10.001 - 10.500	204	34,815,895	3.56	170,666	10.279	392.10	576	82.1
10.501 - 11.000	163	24,152,391	2.47	148,174	10.779	392.23	576	83.9
11.001 - 11.500	53	7,149,447	0.73	134,895	11.291	388.38	570	80.9
11.501 - 12.000	43	5,677,200	0.58	132,028	11.758	364.59	590	88.0
12.001 - 12.500	14	2,102,577	0.22	150,184	12.316	376.44	590	89.8
12.501 - 13.000	8	705,255	0.07	88,157	12.798	375.99	586	96.7
13.001 - 13.500	3	162,050	0.02	54,017	13.250	360.00	606	88.8
13.501 - 14.000	1	64,350	0.01	64,350	13.750	360.00	667	100.0
Greater than 14.000	2	203,139	0.02	101,570	14.617	359.55	513	86.1
Total	4,446	$976,808,340	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	3,265	$696,819,835	71.34%	$213,421	8.246%	394.89	605	78.2%
Planned Unit Development	674	159,371,592	16.32	236,456	8.209	382.91	615	81.0
Low-Rise Condominium	302	61,606,931	6.31	203,996	8.198	381.09	637	78.3
Two Family Home	147	42,245,540	4.32	287,385	8.403	407.50	623	77.5
Three Family Home	21	7,223,874	0.74	343,994	7.436	417.77	663	68.9
High-Rise Condominium	16	4,710,996	0.48	294,437	7.904	369.50	660	70.9
Four Family Home	16	4,304,144	0.44	269,009	7.869	366.72	640	69.0
Manufactured Housing (1)	5	525,427	0.05	105,085	8.763	359.42	572	57.7
Total	4,446	$976,808,340	100.00%
____________
(1) Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	2,480	$586,605,509	60.05%	$236,534	8.136%	398.76	595	75.7%
Purchase	1,690	332,168,871	34.01	196,550	8.550	382.64	633	84.2
Refinance - Rate/Term	276	58,033,960	5.94	210,268	7.433	385.86	633	73.6
Total	4,446	$976,808,340	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	4,154	$922,778,910	94.47%	$222,142	8.227%	393.56	607	78.8%
Investment Property	228	40,615,417	4.16	178,138	8.321	378.55	662	73.7
Second Home	64	13,414,013	1.37	209,594	8.498	362.48	656	72.6
Total	4,446	$976,808,340	100.00%
____________
(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
301 - 360	3,387	$709,227,101	72.61%	$209,397	8.224%	359.52	618	78.6%
Greater than 360	1,059	267,581,239	27.39	252,674	8.263	479.95	589	78.2
Total	4,446	$976,808,340	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,750	$554,722,099	56.79%	$201,717	8.184%	396.19	592	80.8%
Stated Income	1,374	345,487,776	35.37	251,447	8.717	393.08	619	77.9
Reduced	161	39,279,635	4.02	243,973	6.517	360.74	697	65.6
Preferred	50	12,372,831	1.27	247,457	6.081	368.42	711	59.8
Full/Alternative	49	10,622,274	1.09	216,781	6.364	369.63	687	65.8
Stated Income/Stated Asset	19	4,984,253	0.51	262,329	6.562	361.98	683	67.9
No Income/No Asset	18	3,887,823	0.40	215,990	6.544	363.28	696	62.5
No Ratio	16	3,733,499	0.38	233,344	6.595	359.27	699	58.7
Streamlined	9	1,718,150	0.18	190,906	6.391	360.00	706	57.0
Total	4,446	$976,808,340	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	3	$717,000	0.07%	$239,000	8.648%	401.75	806	87.9%
781 - 800	6	1,898,591	0.19	316,432	7.763	359.66	791	69.4
761 - 780	20	5,527,775	0.57	276,389	6.975	371.48	767	73.5
741 - 760	48	10,596,667	1.08	220,764	7.058	376.73	750	71.8
721 - 740	66	18,884,397	1.93	286,127	7.494	368.32	729	75.4
701 - 720	137	34,348,135	3.52	250,716	6.918	376.12	711	70.3
681 - 700	147	37,341,276	3.82	254,022	7.506	376.38	690	77.4
661 - 680	297	71,744,855	7.34	241,565	7.711	379.59	670	78.0
641 - 660	463	111,688,597	11.43	241,228	7.977	388.00	650	79.4
621 - 640	497	111,852,352	11.45	225,055	8.023	381.40	630	80.8
601 - 620	637	132,642,795	13.58	208,230	8.295	389.70	610	82.4
581 - 600	573	125,692,624	12.87	219,359	8.545	391.64	591	81.0
561 - 580	489	99,838,062	10.22	204,168	8.535	401.87	570	78.0
541 - 560	426	88,619,130	9.07	208,026	8.618	413.91	551	78.3
521 - 540	377	76,821,477	7.86	203,770	8.736	408.79	531	75.2
501 - 520	252	46,807,656	4.79	185,745	9.218	414.08	512	71.0
500 or Less	8	1,786,952	0.18	223,369	8.914	407.99	500	72.3
Total	4,446	$976,808,340	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	3,600	$787,924,887	80.66%	$218,868	8.181%	388.25	620	80.1%
A-	231	57,749,919	5.91	250,000	8.209	401.31	576	75.1
B	354	80,216,017	8.21	226,599	8.430	414.76	564	73.0
C	208	42,361,482	4.34	203,661	8.767	412.63	560	67.4
C-	17	2,803,277	0.29	164,899	8.837	411.48	566	65.4
D	36	5,752,758	0.59	159,799	8.924	420.44	570	56.5
Total	4,446	$976,808,340	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,271	$285,125,384	29.19%	$224,332	8.597%	391.01	612	77.9%
12	295	90,642,866	9.28	307,264	8.139	402.66	624	77.0
24	2510	515,582,304	52.78	205,411	8.239	394.26	600	79.9
36	279	63,756,811	6.53	228,519	7.274	374.48	645	73.5
60	91	21,700,976	2.22	238,472	6.594	381.25	671	73.0
Total	4,446	$976,808,340	100.00%

Months to Next Adjustment Date for the Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	6	31	$9,144,821	0.94%	$294,994	7.604%	359.40	573	79.4%
13 - 18	16	1	379,905	0.04	379,905	8.750	352.00	655	95.0
19 - 24	24	3,765	815,084,709	83.44	216,490	8.446	395.52	602	79.9
25 - 31	30	2	389,322	0.04	194,661	5.972	420.76	709	73.7
32 - 37	35	235	49,200,568	5.04	209,364	8.118	384.88	616	76.8
38 or Greater	74	412	102,609,014	10.50	249,051	6.677	375.28	675	67.9
Total		4,446	$976,808,340	100.00%

Gross Margins for the Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000 or Less	1	$178,341	0.02%	$178,341	11.375%	359.00	506	80.0%
1.001 - 2.000	1	242,000	0.02	242,000	7.250	360.00	543	68.6
2.001 - 3.000	316	75,105,750	7.69	237,676	6.436	363.81	695	63.6
3.001 - 4.000	27	5,817,390	0.60	215,459	7.918	371.29	652	80.3
4.001 - 5.000	88	19,010,918	1.95	216,033	7.760	368.23	621	77.8
5.001 - 6.000	501	111,737,729	11.44	223,029	8.061	386.82	609	76.1
6.001 - 7.000	2,945	642,469,492	65.77	218,156	8.355	399.50	602	80.1
7.001 - 8.000	518	112,931,823	11.56	218,015	8.907	385.53	595	81.0
8.001 - 9.000	36	6,619,377	0.68	183,872	9.253	359.46	602	84.4
9.001 - 10.000	9	1,199,808	0.12	133,312	10.868	359.52	597	89.7
10.001 - 11.000	3	875,712	0.09	291,904	12.156	358.43	577	94.4
12.001 - 13.000	1	620,000	0.06	620,000	6.250	360.00	649	68.9
Total	4,446	$976,808,340	100.00%
____________
(1)	The weighted average Gross Margin for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.203%.

Maximum Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
9.001 - 10.000	1	$186,000	0.02%	$186,000	5.000%	360.00	705	55.0%
10.001 - 10.500	9	2,357,799	0.24	261,978	5.575	366.92	697	59.7
10.501 - 11.000	46	11,636,826	1.19	252,974	5.826	371.46	697	55.0
11.001 - 11.500	127	30,141,701	3.09	237,336	6.324	361.11	691	60.7
11.501 - 12.000	61	14,939,550	1.53	244,911	6.593	364.60	704	68.1
12.001 - 12.500	73	18,990,427	1.94	260,143	6.525	368.08	673	70.6
12.501 - 13.000	91	27,692,761	2.84	304,316	6.317	386.66	638	71.6
13.001 - 13.500	161	44,643,474	4.57	277,289	6.652	394.44	623	72.6
13.501 - 14.000	337	90,225,968	9.24	267,733	7.111	388.39	618	76.4
14.001 - 14.500	444	113,619,594	11.63	255,900	7.496	396.43	609	78.6
14.501 - 15.000	620	141,426,066	14.48	228,107	7.929	394.72	614	78.7
15.001 - 15.500	547	119,535,518	12.24	218,529	8.443	400.25	599	79.2
15.501 - 16.000	616	127,446,325	13.05	206,893	8.891	398.60	598	81.9
16.001 - 16.500	440	87,618,880	8.97	199,134	9.340	395.37	593	83.2
16.501 - 17.000	419	77,719,963	7.96	185,489	9.802	392.17	581	84.6
17.001 - 17.500	180	30,635,938	3.14	170,200	10.284	395.70	575	82.3
17.501 - 18.000	153	22,424,861	2.30	146,568	10.797	394.18	575	83.6
18.001 - 18.500	54	7,706,046	0.79	142,705	11.401	386.16	572	81.9
18.501 - 19.000	41	5,398,223	0.55	131,664	11.761	364.83	592	88.1
19.001 - 19.500	12	1,327,628	0.14	110,636	12.302	387.00	594	86.7
Greater than 19.500	14	1,134,794	0.12	81,057	13.242	369.86	580	93.9
Total	4,446	$976,808,340	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 14.964%.

Initial Periodic Rate Caps for the Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	37	$11,603,076	1.19%	$313,597	7.828%	362.26	577	79.9%
1.500	3,240	698,135,533	71.47	215,474	8.436	401.68	600	80.0
2.000	52	10,524,329	1.08	202,391	7.097	361.28	664	69.4
3.000	824	186,435,727	19.09	226,257	8.249	372.75	612	78.6
4.000	1	144,665	0.01	144,665	8.875	356.00	562	49.2
5.000	260	61,269,270	6.27	235,651	6.430	364.15	696	62.9
6.000	31	8,478,240	0.87	273,492	6.401	358.99	709	72.9
7.000	1	217,500	0.02	217,500	8.250	360.00	617	80.0
Total	4,446	$976,808,340	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 2.046%

Subsequent Periodic Rate Caps for the Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	760	$169,268,657	17.33%	$222,722	8.354%	366.34	609	79.0%
1.500	3,374	733,469,207	75.09	217,389	8.391	401.47	602	79.9
2.000	311	73,925,811	7.57	237,704	6.412	363.61	697	63.7
2.500	1	144,665	0.01	144,665	8.875	356.00	562	49.2
Total	4,446	$976,808,340	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.451%.

Minimum Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	307	$72,845,995	7.46%	$237,283	6.406%	363.40	697	63.4%
3.001 - 4.000	9	2,385,723	0.24	265,080	6.658	358.23	718	80.3
4.001 - 5.000	1	144,020	0.01	144,020	6.750	359.00	712	80.0
5.001 - 6.000	60	20,072,931	2.05	334,549	5.792	403.91	616	68.5
6.001 - 7.000	383	107,461,604	11.00	280,579	6.671	395.91	618	74.3
7.001 - 8.000	1,025	252,727,229	25.87	246,563	7.603	395.60	614	78.0
8.001 - 9.000	1,204	259,256,859	26.54	215,330	8.559	397.74	603	80.6
9.001 - 10.000	966	186,881,676	19.13	193,459	9.526	391.16	587	83.5
Greater than 10.000	491	75,032,304	7.68	152,815	10.750	388.93	577	83.4
Total	4,446	$976,808,340	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 7.918%.

Next Adjustment Dates for the Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	13	$3,520,547	0.36%	$270,811	7.905%	358.44	580	84.4%
September 2007	9	2,675,935	0.27	297,326	7.983	360.00	587	77.6
October 2007	9	2,948,339	0.30	327,593	6.901	360.00	551	74.9
July 2008	1	379,905	0.04	379,905	8.750	352.00	655	95.0
October 2008	1	268,861	0.03	268,861	7.350	355.00	637	68.7
November 2008	13	2,741,899	0.28	210,915	8.272	356.00	610	69.3
December 2008	18	4,808,656	0.49	267,148	8.617	379.55	616	81.8
January 2009	86	18,939,903	1.94	220,231	8.617	366.64	614	80.5
February 2009	901	197,264,034	20.19	218,939	8.350	362.77	607	80.2
March 2009	1,980	422,418,674	43.24	213,343	8.433	410.75	599	79.3
April 2009	766	168,642,682	17.26	220,160	8.570	400.09	601	81.1
August 2009	1	173,076	0.02	173,076	5.625	353.00	708	80.0
October 2009	1	216,246	0.02	216,246	6.250	475.00	709	68.6
November 2009	3	615,376	0.06	205,125	8.100	356.00	655	65.7
December 2009	2	330,236	0.03	165,118	8.378	357.00	569	83.1
January 2010	13	2,728,183	0.28	209,860	7.842	358.00	620	79.0
February 2010	83	17,413,080	1.78	209,796	8.301	359.83	612	78.4
March 2010	105	21,643,771	2.22	206,131	8.002	402.29	621	76.7
April 2010	29	6,469,923	0.66	223,101	8.120	409.58	610	72.7
September 2010	1	342,000	0.04	342,000	6.250	342.00	672	63.3
July 2011	1	191,600	0.02	191,600	7.875	352.00	757	90.0
October 2011	2	717,579	0.07	358,789	7.119	355.00	645	66.2
November 2011	1	646,294	0.07	646,294	6.750	356.00	720	75.9
December 2011	4	892,100	0.09	223,025	6.786	357.00	718	74.6
January 2012	5	1,635,947	0.17	327,189	6.675	358.00	684	68.0
February 2012	60	14,734,044	1.51	245,567	6.839	359.00	668	74.3
March 2012	151	37,794,972	3.87	250,298	6.893	385.34	665	72.2
April 2012	62	16,545,562	1.69	266,864	6.815	382.87	659	68.1
January 2013	1	194,995	0.02	194,995	6.125	346.00	728	49.4
October 2013	3	747,473	0.08	249,158	6.966	355.00	700	66.1
December 2013	2	464,800	0.05	232,400	6.359	391.85	708	69.4
January 2014	4	909,335	0.09	227,334	6.016	358.00	666	61.4
February 2014	5	1,281,601	0.13	256,320	6.223	381.65	701	62.1
March 2014	19	3,945,850	0.40	207,676	6.037	389.78	700	59.6
April 2014	2	357,500	0.04	178,750	5.997	450.63	711	68.1
November 2016	1	297,742	0.03	297,742	7.000	476.00	580	49.8
December 2016	1	150,000	0.02	150,000	6.250	357.00	763	13.6
January 2017	6	1,785,000	0.18	297,500	6.176	358.00	666	57.7
February 2017	17	4,442,623	0.45	261,331	6.182	359.00	702	64.0
March 2017	47	10,582,848	1.08	225,167	6.272	360.00	701	55.9
April 2017	17	3,949,150	0.40	232,303	6.154	374.22	697	55.5
Total	4,446	$976,808,340	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is August 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	3,431	$699,600,403	71.62%	$203,906	8.502%	405.56	594	78.9%
36	5	1,228,000	0.13	245,600	6.732	359.29	703	63.9
60	714	200,483,992	20.52	280,790	7.965	359.46	636	81.5
84	3	733,400	0.08	244,467	7.377	351.70	690	68.3
120	293	74,762,545	7.65	255,162	6.490	359.98	690	66.8
Total	4,446	$976,808,340	100.00%